                                                                   Exhibit 10.43


===============================================================================





                          CREDIT AND SECURITY AGREEMENT
                               (U.S. $13,000,000)

                          Dated as of December 23, 2003

                                      among



                                CERES GROUP, INC.
                                   as Borrower

          THE SUBSIDIARIES OF THE BORROWER WHICH ARE SIGNATORIES HERETO
                            as Subsidiary Guarantors

                                       and

                               NATIONAL CITY BANK

                     THE CIT GROUP/EQUIPMENT FINANCING, INC.

                                   as Lenders

                                       and

                               NATIONAL CITY BANK
                                    as Agent






================================================================================

                                TABLE OF CONTENTS


Section                                                                     Page


SECTION 1 DEFINITIONS; ACCOUNTING TERMS; GOVERNANCE PROVISIONS................1
         1.1 CERTAIN DEFINED TERMS............................................1
         1.2 ACCOUNTING TERMS; CALCULATIONS...................................1
         1.3 CONSTRUCTION OF TERMS GENERALLY..................................1

SECTION 2 STATEMENT OF TERMS..................................................1
         2.1 TERM FACILITY....................................................1
         2.2 FUNDING OF TERM LOANS............................................3
         2.3 RATE CONVERSION AND RATE CONTINUATION............................3
         2.4 INTEREST ON LOANS................................................5
         2.5 FEES.............................................................5
         2.6 PAYMENTS AND COMPUTATIONS........................................5
         2.7 LIBOR RATE LOANS.................................................6
         2.8 PRO RATA TREATMENT OF LENDERS....................................7

SECTION 3 CONDITIONS OF LENDING...............................................7
         3.1 CONDITIONS PRECEDENT TO CLOSING..................................7
         3.2 CONDITIONS PRECEDENT TO RATE CONTINUATION/CONVERSION REQUESTS....7

SECTION 4 SECURITY INTEREST IN COLLATERAL; COLLATERAL REQUIREMENTS............8
         4.1 GRANT OF SECURITY INTEREST.......................................8
         4.2 PERFECTION.......................................................9
         4.3 CHANGES AFFECTING PERFECTION.....................................9
         4.4 PROTECTION OF COLLATERAL; REIMBURSEMENT..........................9
         4.5 EXAMINATION AND INSPECTION.......................................9
         4.6 INTENTIONALLY DELETED...........................................10
         4.7 STATUS OF COLLATERAL............................................10
         4.8 REINSTATEMENT...................................................10
         4.9 FURTHER ASSURANCES..............................................10
         4.10 TERMINATION OF SECURITY INTEREST; RELEASE OF COLLATERAL........10

SECTION 5 REPRESENTATIONS, WARRANTIES AND COVENANTS RELATING TO COLLATERAL...11
         5.1 GENERAL REPRESENTATIONS AS TO COLLATERAL........................11
         5.2 TITLE TO COLLATERAL; LIENS; TRANSFERS...........................11
         5.3 LIEN PERFECTION AND PRIORITY....................................11
         5.4 COVENANTS REGARDING LIEN WAIVERS................................12
         5.5 REPRESENTATIONS AND WARRANTIES REGARDING PLEDGED COLLATERAL.....12
         5.6 COVENANTS REGARDING PLEDGED COLLATERAL..........................12
         5.7 MAINTENANCE OF INSURANCE WITH RESPECT TO COLLATERAL.............13

SECTION 6 GENERAL REPRESENTATIONS AND WARRANTIES.............................14
         6.1 EXISTENCE.......................................................14
         6.2 AUTHORIZATION...................................................14
         6.3 ENFORCEABILITY..................................................14
         6.4 LITIGATION; PROCEEDINGS.........................................14
         6.5 TAXES...........................................................14

         6.6 TITLE...........................................................15
         6.7 CONSENTS; APPROVALS.............................................15
         6.8 LAWFUL OPERATIONS...............................................15
         6.9 ENVIRONMENTAL COMPLIANCE........................................15
         6.10 ENVIRONMENTAL LAWS AND PERMITS.................................15
         6.11 ERISA..........................................................16
         6.12 NO DEFAULTS; LABOR DISPUTES....................................16
         6.13 FINANCIAL STATEMENTS...........................................16
         6.14 INTELLECTUAL PROPERTY..........................................17
         6.15 STRUCTURE; CAPITALIZATION......................................17
         6.16 INSURANCE......................................................17
         6.17 VALUE; SOLVENCY................................................17
         6.18 INVESTMENT COMPANY ACT STATUS..................................17
         6.19 REGULATION U/REGULATION X COMPLIANCE...........................17
         6.20 INSURANCE LICENSES.............................................17
         6.21 FULL DISCLOSURE................................................18

SECTION 7 COVENANTS OF THE BORROWER..........................................18
         7.1 REPORTING AND NOTICE COVENANTS..................................18
         7.2 AFFIRMATIVE COVENANTS...........................................21
         7.3 NEGATIVE COVENANTS..............................................24
         7.4 FINANCIAL COVENANTS.............................................32

SECTION 8 EVENTS OF DEFAULT..................................................33
         8.1 PAYMENT.........................................................33
         8.2 REPRESENTATIONS AND WARRANTIES..................................33
         8.3 VIOLATION OF CERTAIN COVENANTS..................................33
         8.4 VIOLATION OF FINANCIAL COVENANTS................................33
         8.5 CROSS-DEFAULT...................................................33
         8.6 CHANGE IN CONTROL...............................................34
         8.7 TERMINATION OF EXISTENCE........................................34
         8.8 FAILURE OF ENFORCEABILITY OF THIS AGREEMENT, CREDIT DOCUMENT;
             SECURITY........................................................34
         8.9 ERISA...........................................................34
         8.10 JUDGMENTS......................................................34
         8.11 FINANCIAL IMPAIRMENT...........................................34

SECTION 9 REMEDIES...........................................................35
         9.1 ACCELERATION; TERMINATION.......................................35
         9.2 AUTOMATIC ACCELERATION AND TERMINATION..........................35
         9.3 GENERAL RIGHTS AND REMEDIES OF AGENT AND THE LENDERS............35
         9.4 ADDITIONAL REMEDIES.............................................35
         9.5 SET-OFF.........................................................37
         9.6 ACTIONS IN RESPECT OF PLEDGED COLLATERAL........................37
         9.7 PRIVATE SALE....................................................38
         9.8 AUTHORITY TO EXECUTE TRANSFERS..................................38
         9.9 REMEDIES CUMULATIVE.............................................38
         9.10 APPOINTMENT OF ATTORNEY-IN-FACT................................38
         9.11 LIMITATIONS ON REMEDIES IMPOSED BY INSURANCE LAWS..............39

SECTION 10 SUBSIDIARY GUARANTY...............................................39
         10.1 GUARANTEED OBLIGATIONS.........................................39
         10.2 MAXIMUM LIABILITY..............................................39
         10.3 GUARANTY UNCONDITIONAL.........................................39

         10.4 DISCHARGE; REINSTATEMENT.......................................40
         10.5 WAIVER.........................................................40
         10.6 STAY OF ACCELERATION...........................................40
         10.7 SUBROGATION AND CONTRIBUTION RIGHTS............................41

SECTION 11 THE AGENT.........................................................41
         11.1 THE AGENT......................................................41
         11.2 NATURE OF APPOINTMENT..........................................41
         11.3 AGENT AS LENDER; OTHER TRANSACTIONS............................41
         11.4 INSTRUCTIONS FROM LENDERS......................................42
         11.5 LENDER'S DILIGENCE.............................................42
         11.6 NO IMPLIED REPRESENTATIONS.....................................42
         11.7 SUB-AGENTS.....................................................42
         11.8 AGENT'S DILIGENCE..............................................42
         11.9 NOTICE OF DEFAULT..............................................42
         11.10 AGENT'S LIABILITY.............................................43
         11.11 AGENT'S INDEMNITY.............................................43
         11.12 RESIGNATION OF AGENT..........................................43

SECTION 12 INDEMNITIES.......................................................44
         12.1 INCREASED COSTS................................................44
         12.2 RISK-BASED CAPITAL.............................................44
         12.3 TAXES..........................................................44
         12.4 LOSSES.........................................................46
         12.5 INDEMNIFICATION FOR REQUESTS...................................47
         12.6 GENERAL INDEMNITY..............................................47
         12.7 ENVIRONMENTAL INDEMNITY........................................47
         12.8 CERTIFICATE FOR INDEMNIFICATION................................48

SECTION 13 GENERAL...........................................................48
         13.1 AMENDMENTS AND WAIVERS.........................................48
         13.2 GENERAL APPOINTMENT AS ATTORNEY-IN-FACT........................48
         13.3 CUMULATIVE PROVISIONS..........................................49
         13.4 BINDING EFFECT.................................................49
         13.5 COSTS AND EXPENSES.............................................49
         13.6 SURVIVAL OF PROVISIONS.........................................50
         13.7 CAPTIONS.......................................................50
         13.8 SHARING OF INFORMATION; CONFIDENTIALITY........................50
         13.9 INTEREST RATE LIMITATION.......................................50
         13.10 LIMITATION OF LIABILITY.......................................51
         13.11 ILLEGALITY....................................................51
         13.12 NOTICES.......................................................51
         13.13 GOVERNING LAW.................................................52
         13.14 ENTIRE AGREEMENT..............................................52
         13.15 JURY TRIAL WAIVER.............................................52
         13.16 JURISDICTION..................................................52
         13.17 VENUE; INCONVENIENT FORUM.....................................53
         13.18 EXECUTION IN COUNTERPARTS; EXECUTION BY FACSIMILE.............53

                             EXHIBITS AND SCHEDULES

Exhibit A-1    (Form of Term Note A)
Exhibit A-2    (Form of Term Note B)
Exhibit B      (Form of Rate Conversion/Continuation Request)
Exhibit C      (Form of Stock Pledge - Borrower with respect to Subsidiaries)

Annex I        Definitions
Annex II       Closing Condition
Annex III      Disclosure Schedule

                          CREDIT AND SECURITY AGREEMENT

                          Dated as of December 23, 2003


                  CERES GROUP, INC., a Delaware corporation, as the Borrower, CERES ADMINISTRATORS, LLC, a Delaware limited liability company, CERES HEALTH CARE, INC., a Delaware corporation, CONTINENTAL GENERAL CORPORATION, a Nebraska corporation, and WESTERN RESERVE ADMINISTRATIVE SERVICES, INC., an Ohio corporation, as Subsidiary Guarantors, NATIONAL CITY BANK and THE CIT GROUP/EQUIPMENT FINANCING, INC., as Lenders, and NATIONAL CITY BANK, as Agent for the Lenders under this Agreement, hereby agree as follows:

SECTION 1         DEFINITIONS; ACCOUNTING TERMS; GOVERNANCE PROVISIONS.

        1.1       CERTAIN DEFINED TERMS.

                  Certain capitalized terms used in this Agreement and not otherwise defined herein are defined on Annex I attached hereto and incorporated herein by reference.

        1.2       ACCOUNTING TERMS; CALCULATIONS.

                  All accounting and financial terms not specifically defined herein shall be construed in accordance with GAAP as in effect from time to time, except that such terms shall be construed in accordance with SAP as to provisions relating to SAP. The financial statements to be furnished to the Lenders pursuant hereto shall be made and prepared in accordance with SAP or GAAP, as the case may be, consistently applied throughout the periods involved, except as set forth in the notes thereto or as otherwise disclosed in writing by the Borrower to the Agent and, in each case, consented to by the Agent.

        1.3       CONSTRUCTION OF TERMS GENERALLY.

                  The definitions of terms in this Agreement shall apply equally to the singular and plural forms of the terms defined. The words "include," "includes," and "including," shall be deemed to be followed by the phrase "without limitation." The word "will" shall be construed to have the same meaning as the word "shall." Unless the context otherwise requires, (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument, or other document as from time to time amended, supplemented or otherwise modified, (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein," "hereof," and "hereunder," and words of similar import, shall be construed to refer to this Agreement in its entirety and not any particular provision hereof, and (d) for the purpose of computing periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding".

SECTION 2         STATEMENT OF TERMS.

        2.1       TERM FACILITY.

                  (a) TERM LOANS.

                      Subject to the terms and conditions of this Agreement, on the Closing Date, each Lender severally agrees to make a loan on a term basis (collectively, the "Term Loans") to the Borrower, which Term Loans will be incurred in the entire amount of the Commitment in respect of each Lender. The Term Loans may be comprised of one or more Borrowings, which the Borrower may incur and maintain as, or may elect from time to time by delivery to the Agent of a Rate Conversion/Continuation Request as, Prime Rate Borrowings or LIBOR Rate Borrowings. Each Borrowing shall be: (i) if a Prime Rate Borrowing, in an aggregate amount of not less than One Hundred Thousand Dollars ($100,000), and (ii) if a LIBOR Rate Borrowing, in an aggregate amount of not less than Five Hundred Thousand Dollars ($500,000) or an integral multiple of One Hundred Thousand Dollars ($100,000) in excess thereof. The Borrower may not have more than six (6) LIBOR Rate Borrowings outstanding at any one time.

                  (b) TERM NOTES; LOAN ACCOUNT.

                      The Term Loans shall be evidenced by the Term Notes in the form of Exhibit A-1 and Exhibit A-2 hereto. The Term Notes shall mature on the respective Term Loan Maturity Dates and shall bear interest as provided in this Agreement. The Term Loans may also be evidenced by each Lender's records of disbursements and repayments ("Loan Accounts"), which records shall be, absent manifest error, prima facie evidence of the Obligations of the Borrower in respect of the Term Loans. Entries in such records shall not be a condition to the Borrower's obligation to repay the Term Loans. Amounts repaid by the Borrower in respect of the Term Loans may not be reborrowed.

                  (c) TERM LOAN A AND TERM LOAN B.

                      (i) Term Loan A shall be repaid in thirteen (13) quarterly installments, commencing March 1, 2004, and continuing on the first Business Day of each succeeding June, September, December and March thereafter. From March 1, 2004 through December 1, 2005, each payment shall be in the principal amount of Two Hundred Fifty Thousand Dollars ($250,000). From March 1, 2006 through December 1, 2006, each payment shall be in the principal amount of Three Hundred Seventy Five Thousand Dollars ($375,000). On March 1, 2007 the final payment shall be in the principal amount of Five Hundred Thousand Dollars ($500,000), with any remaining principal balance payable in full on March 1, 2007.

                      (ii) Term Loan B shall be repaid in eighteen (18)
                  quarterly installments, commencing March 1, 2004, and continuing on the first Business Day of each succeeding June, September, December and March thereafter. From March 1, 2004 through December 1, 2004, each payment shall be in the principal amount of Three Hundred Twelve Thousand Five Hundred Dollars ($312,500). From March 1, 2005 through December 1, 2006, each payment shall be in the principal amount of Three Hundred Seventy Five Thousand Dollars ($375,000). From March 1, 2007 through December 1, 2007, each payment shall be in the principal amount of Five Hundred Sixty Two Thousand Five Hundred Dollars ($562,500). From March 1, 2008 through June 1, 2008 each payment shall be in the principal amount of One Million Two Hundred Fifty Thousand Dollars ($1,250,000), with any remaining principal balance payable in full on June 1, 2008.

                      (iii) Term Loan A and Term Loan B may be any combination
                  of Prime Rate Borrowings and LIBOR Rate Borrowings from time to time. Borrower shall notify Agent at least three Business Days prior to the Closing Date whether the Borrowings will be Prime Rate Borrowings or LIBOR Rate Borrowings, or a combination thereof. The Lenders, at the request of Borrower, provided no Event of Default exists hereunder and subject to the applicable notice and other provisions hereof, shall convert a Prime Rate Borrowing to a LIBOR Rate Borrowing at any time and shall convert a LIBOR Rate Borrowing to a Prime Rate Borrowing or shall continue a LIBOR Rate Borrowing at the end of any Interest Period.

                      (iv) For each Borrowing comprised of a Prime Rate
                  Borrowing, Borrower shall pay interest on the unpaid principal amount thereof outstanding from time to time from the date thereof until paid, payable (A) quarterly commencing March 1, 2004, and continuing on the first Business Day of each succeeding June, September, December and March and (B) on the date such Prime Rate Borrowings shall be converted or paid in full (whether at maturity, by reason of acceleration or otherwise) at a rate per annum which shall be the Prime Rate from time to time in effect plus the Applicable Margin. Any change in such rate resulting from a change in the Prime Rate shall be effective immediately from and after such change in the Prime Rate. For each Borrowing comprised of a LIBOR Rate Borrowing, Borrower shall pay interest on the unpaid principal amount thereof outstanding from time to time at a rate per annum equal to the London Interbank Offered Rate plus the Applicable Margin, payable (X) on the last day of each Interest Period and (Y) on the date such LIBOR Rate Borrowing shall be converted to Prime Rate Borrowings or paid in full (whether at maturity, by reason of acceleration or otherwise). The Agent shall give prompt notice to each of the Lenders and the Borrower of the applicable interest rate determined by the Agent for purposes of LIBOR Rate Borrowings.

                      (v) The Borrower shall have the right at any time or from
                  time to time to prepay (on a pro rata basis for each Lender) all or any part of the principal amount of the Borrowings then outstanding. Borrower shall give Agent written notice of prepayment of any Prime Rate Borrowings by not later than 11:00 A.M. (Columbus, Ohio time) on the Business Day such prepayment is to be made and written notice of the prepayment of any LIBOR Rate Borrowings not later than 1:00 P.M. (Columbus, Ohio time) three Business Days before the Business Day on which such prepayment is to be made. Prepayments aggregating more than $2,000,000 made prior to the first anniversary of the Closing Date shall be accompanied by a prepayment fee equal to two percent (2%) of the principal amount so prepaid. In addition, Borrower shall immediately pay to Agent, for the account of the Lenders, the amount of any additional reasonable costs or expenses incurred by Agent or the Lenders in connection with the prepayment, upon Borrower's receipt of a written statement from Agent. Each prepayment of a LIBOR Rate Borrowing shall be in the aggregate principal sum of not less than Five Hundred Thousand Dollars ($500,000). Each prepayment of principal shall be applied to the principal installments due in connection with the Term Notes pro rata among all of their respective remaining maturities.

        2.2       FUNDING OF TERM LOANS.

                  Each Lender shall, before the close of business on the Closing Date, make available to the Agent, in immediately available funds, that portion of the Term Loans equal to such Lender's Commitment. Upon the Agent's receipt of the funds representing the Term Loans and subject to the terms of this Agreement and the fulfillment of the conditions set forth in Section 3 of this Agreement, the Agent will make such funds available to the Borrower, in immediately available finds, by wire transfer or intrabank transfer to such account of the Borrower as the Agent and the Borrower shall have agreed.

        2.3       RATE CONVERSION AND RATE CONTINUATION.

                  The Borrower shall have the right to convert or continue all or a portion of the Borrowings into, or continue all or any portion of the Borrowings as, LIBOR Rate Borrowings or Prime Rate Borrowings, as the case may be, upon request delivered by the Borrower to the Agent not later than 11:00 a.m. Columbus, Ohio time as follows: (a) on the Business Day that the Borrower desires to convert all or a portion of a LIBOR Rate Borrowing into a Prime Rate

Borrowing, (b) three Business Days prior to the Business Day on which the Borrower desires to convert a Prime Rate Borrowing into a LIBOR Rate Borrowing, and (c) three Business Days prior to the Business Day on which the Borrower desires to continue a LIBOR Rate Borrowing for an additional Interest Period; provided, however, that each such Rate Conversion or Rate Continuation shall be subject to the following:

                      (i) if less than all of the outstanding principal amount
                  of a Borrowing is converted or continued, the aggregate principal amount of such Borrowings converted or continued shall be: (A) in the case of LIBOR Rate Borrowings, not less than Five Hundred Thousand Dollars ($500,000), or an integral multiple of One Hundred Thousand Dollars ($100,000) in excess thereof and (B) in the case of Prime Rate Borrowings, not less than One Hundred Thousand Dollars ($100,000);

                      (ii) each Rate Conversion or Rate Continuation shall be
                  effected as if each Lender were applying the proceeds of the Borrowings resulting from such Rate Conversion or Rate Continuation to the Borrowings being converted or continued, as the case may be, and the accrued interest on any such Borrowings (or portion thereof) being converted or continued shall be paid to the Agent on behalf of each Lender by the Borrower at the time of such Rate Conversion or Rate Continuation;

                      (iii) LIBOR Rate Borrowings shall not be converted or
                  continued at a time other than the end of the Interest Period applicable thereto unless the Borrower shall pay, upon demand, any amounts due to the Agent pursuant to Section 12.4 of this Agreement;

                      (iv) Borrowings may not be converted into or continued as
                  LIBOR Rate Borrowings if the Interest Period will expire on or after the applicable Term Loan Maturity Date;

                      (v) after and during the continuance of a Potential
                  Default, and after the occurrence of an Event of Default which is continuing and has not been waived in accordance herewith, Borrowings may not be converted into or continued as LIBOR Rate Borrowings; and

                      (vi) Borrowings that cannot be converted into or continued
                  as LIBOR Rate Borrowings by reason of this Section shall be automatically converted at the end of the Interest Period into Prime Rate Borrowings.

Each such request for conversion or continuation (a "Rate Conversion/ Continuation Request") shall be a written or telephonic notice (in the case of a telephonic notice, promptly confirmed in writing if requested by the Agent). Each written Rate Conversion/Continuation Request or written confirmation thereof shall be substantially in the form of Exhibit B attached hereto, signed by the Borrower and transmitted to the Agent by telecopier. Each written and telephonic Rate Conversion/Continuation Request and each confirmation thereof shall specify: (A) the amount of the Borrowing that the Borrower requests be converted or continued, (B) the Type of Borrowings into which such Borrowings are to be converted or continued, and (C) if such notice requests a Rate Conversion, the date of the Rate Conversion (which shall be a Business Day). The Agent may rely on such telephonic Rate Conversion/Continuation Request to the same extent that the Agent may rely on a written Rate Conversion/Continuation Request. Each Rate Conversion/Continuation Request, whether telephonic or written, shall be irrevocable and binding on the Borrower and subject the Borrower to the indemnification provisions of Section 12 of this Agreement. The Borrower shall bear all risks related to giving any Rate Conversion/Continuation Request telephonically.

        2.4       INTEREST ON LOANS.

                  (a) INTEREST RATE; DEFAULT INTEREST.

                      The Borrower shall pay interest on the unpaid principal amount of each Term Loan from the date such Term Loan is advanced until the principal amount thereof shall have been paid in full as provided in
        Section 2.1(c). If any principal, interest or fees due under this Agreement shall not be paid when due or if any amounts due under any Term Note shall not be paid at maturity, whether such maturity occurs by acceleration or otherwise, or if there shall otherwise occur an Event of Default which is continuing and has not been waived then, at the election of the Lenders, (a) the principal of each outstanding Term Loan and, to the extent permitted by Law, the unpaid interest thereon shall bear interest, payable on demand, at a rate per annum equal at all times to 2% per annum in excess of the interest rate otherwise then payable.

                  (b) FAILURE OF BORROWER TO ELECT.

                      If the Borrower shall not have given notice in accordance with Section 2.3 of this Agreement to continue any LIBOR Rate Borrowings into a subsequent Interest Period (and shall not have otherwise delivered a Rate Conversion/Continuation Request), then, at the end of the Interest Period applicable to such LIBOR Rate Borrowings (unless such LIBOR Rate Borrowings are repaid pursuant to the terms hereof), the Borrower shall be deemed to have converted such LIBOR Rate Borrowings to Prime Rate Borrowings.

        2.5       FEES.

                   The Borrower agrees to pay to each Lender an origination fee of one percent (1%) of such Lender's Commitment, payable on the Closing Date. All fees shall be paid in immediately available funds to the Agent for distribution to the Lenders. Once paid, to the extent permitted by applicable Law and absent manifest error on the part of the Agent, none of such fees shall be refundable under any circumstances.

        2.6       PAYMENTS AND COMPUTATIONS.

                  (a) PAYMENTS.

                      The Borrower shall make all payments to be made under this Agreement with respect to the Obligations hereunder not later than 12:00 noon (Columbus, Ohio time) on the day when due, in immediately available funds, without setoff, counterclaim, defense or deduction of any kind, to the Agent for distribution to the Lenders and application thereof by the Lenders. Payments received after 12:00 noon (Columbus, Ohio time) shall be deemed to have been received on the next succeeding Business Day. After receipt of any such payment, the Agent will cause to be distributed on the day of such receipt like funds relating to such payment to each of the Lenders. At the time of the Borrower's making any non-scheduled payment hereunder, the Borrower shall specify to the Agent the Obligations of the Borrower to which such payment is to be applied (which, in the case of prepayments of principal, shall be pro-rata among the Lenders). If the Borrower does not specify an application for such payment or if an Event of Default has occurred and is continuing which has not been waived, the Agent may distribute such payment to the Lenders for application to such Obligations as the Lenders shall have directed; provided, however, the Agent will use reasonable efforts to avoid an application of a payment which causes early prepayment of a LIBOR Rate Borrowing prior to expiration of its Interest Period.

                  (b) AUTHORIZATION TO CHARGE BANKING ACCOUNTS.

                      If and to the extent any payment owed by the Borrower to any Lender is not made when due, the Borrower hereby authorizes the Agent or such Lender to charge from time to time against any or all of the accounts of the Borrower with the Agent or such Lender any amount so due. Notice of any such charge shall be given promptly to the Borrower by the Agent or such Lender, as the case may be.

                  (c) COMPUTATIONS OF INTEREST AND FEES.

                      All computations of interest shall be made by the Agent on the basis of a year of 360 days in each case for the actual number of days elapsed (commencing on the day such Borrowing was advanced but excluding the day such Borrowing shall be paid in full). Each determination by the Agent of interest, fees or other amounts of compensation due hereunder shall be rebuttably presumed to be correct. Whenever any payment hereunder or under the Term Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day. Any such extension or reduction of time shall in such case be included in the computation of payment of interest, fees or other compensation, as the case may be.

        2.7       LIBOR RATE LOANS.

                  (a) UNASCERTAINABLE RATE; ILLEGALITY; INCREASED COSTS.

                      In the event that (x) in the case of clause (i) below, the Agent or (y) in the case of clauses (ii) and (iii) below, any Lender, shall have determined on a reasonable basis (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto):

                      (i) on any date for determining the LIBOR Rate for LIBOR
                  Rate Borrowings that, by reason of any changes arising after the Closing Date affecting the London interbank eurocurrency market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of the "London Interbank Offered Rate"; or

                      (ii) at any time, that such Lender shall incur increased
                  costs or reductions in the amounts received or receivable hereunder in an amount which such Lender deems material with respect to any LIBOR Rate Borrowings (other than any increased cost or reduction resulting from the imposition of or a change in the rate of taxes or similar charges) because of any change since the Closing Date in any applicable Law, governmental rule, regulation, guideline, order or request (whether or not having the force of Law), or in the interpretation or administration thereof and including the introduction of any new Law or governmental rule, regulation, guideline, order or request (such as, for example, a change in official reserve requirements, but, in all events, excluding reserves includable in the "London Interbank Offered Rate" pursuant to the definition thereof); or

                      (iii) at any time, that the making or continuance of any
                  LIBOR Rate Borrowing denominated in Dollars has become unlawful by compliance by such Lender in good faith with any change since the Closing Date in any Law, governmental rule, regulation, guideline or order, or the interpretation or application thereof, or would conflict with any thereof not having the force of Law but with which such Lender customarily complies;

        THEN, such Lender (or the Agent in the case of clause (i) above) shall:
        (x) on such date and (y) within 10 Business Days of the date on which such event no longer exists, give notice (by telephone confirmed in writing) to the Borrower and to the Agent of such determination (which notice the Agent shall promptly transmit to each Lender). Thereafter
        (A) in the case of clause (i) above, LIBOR Rate Borrowings shall no longer be available until such time as the Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, and any Rate Conversion/Continuation Request given by the Borrower with respect to LIBOR Rate Borrowings which have not yet been incurred or converted shall be deemed rescinded by the Borrower, (B) in the case of clause (ii) above, the Borrower shall pay to such Lender, upon written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender shall determine) as shall be required to compensate such Lender for such increased costs or reductions in amounts receivable hereunder (a written notice as to the additional amounts owed to such Lender, showing the basis for the calculation thereof, by such Lender shall, absent manifest error, be final and conclusive and binding upon all parties hereto) and (C) in the case of clause (iii) above, the Borrower shall take one of the actions specified in Section 2.7(b) hereof as promptly as possible and, in any event, within the time period required by Law.

                  (b) CANCELLATION OF REQUESTS; CONVERSION OF OUTSTANDINGS.

                      At any time that any LIBOR Rate Borrowing is affected by the circumstances described in Section 2.7(a)(ii) or Section 2.7(a)(iii) above, the Borrower may upon at least one Business Day's notice to the Agent, require the affected Lender to convert each such LIBOR Rate Borrowing into a Prime Rate Borrowing, with such conversion to be effective on the last day of the Interest Period, if the affected Lender may lawfully continue to maintain and fund such Borrowing until such last day, or immediately, if the affected Lender is not legally permitted to maintain and fund such Borrowing until such last day; provided, that if more than one Lender is affected at any time, then all affected Lenders must be treated the same pursuant to this Section 2.7(b).

        2.8       PRO RATA TREATMENT OF LENDERS.

                  If, on any date on which any payment is due to the Lenders, the Borrower fails to make such payments in full, each such payment actually made shall be allocated among the Lenders ratably in accordance with each Lender's Ratable Portion.

SECTION 3         CONDITIONS OF LENDING.

        3.1       CONDITIONS PRECEDENT TO CLOSING

                  The effectiveness of this Agreement and the obligation of the Lenders to make the Term Loans are subject to the conditions precedent that the conditions set forth in Annex II, attached hereto and incorporated herein by reference shall have been satisfied, as determined by the Agent, in its sole discretion, on or before the Closing Date and the Agent shall have received on or before the Closing Date the documents and deliveries set forth on Annex II.

        3.2       CONDITIONS PRECEDENT TO RATE CONTINUATION/CONVERSION REQUESTS.

                  The obligation of the Lenders to accept a Rate Conversion/Rate Continuation Request are subject to the conditions precedent that, as of the date of such Rate Continuation/Conversion Request, and before and after giving effect thereto:

                  (a) REPRESENTATION BRINGDOWN.

                      The representations and warranties contained in Sections 5.1, 5.2, 5.3 and 5.5 of this Agreement are true and correct in all material respects on and as of such date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date; and

                  (b) NO DEFAULT; COMPLIANCE WITH TERMS.

                      The Borrower shall be in compliance in all material respects with all other terms and provisions set forth herein and in each other Loan Document on its part to be observed or performed, and at the time of and immediately after such date, no Potential Default or Event of Default shall have occurred and be continuing; and

                  (c) NO MATERIAL ADVERSE CHANGE.

                      There shall have been no event which has had, or could reasonably be expected to have, a Material Adverse Effect; and

                  (d) OTHER DELIVERIES.

                      The Agent shall have received such other approvals or documents as the Agent may reasonably request consistent with the terms of this Agreement.

Each Rate Continuation/Conversion Request shall constitute a representation and warranty by the Borrower that on such date, the statements in clauses (a) through (c) above are true and correct as of such date and that the actions required under clause (d) have in fact been taken as of such date.

SECTION 4         SECURITY INTEREST IN COLLATERAL; COLLATERAL REQUIREMENTS.

        4.1       GRANT OF SECURITY INTEREST.

                  To secure the prompt payment and performance of the Secured Obligations, the Borrower hereby grants, and each Subsidiary Guarantor hereby grants, to the Agent, for itself in its capacity as Agent and for the benefit of the Lenders (including the Agent in its capacity as a Lender), a continuing security interest in and to and a pledge of all of the following assets of the Borrower and such Subsidiary Guarantor, whether now owned or existing or hereafter acquired or arising and wheresoever located: (a) all Equipment and fixtures, (b) all Pledged Collateral, (c) all accessions to, substitutions for, and all replacements, products and Proceeds of the above-referenced property including, but not limited to, proceeds of insurance policies insuring such property, and proceeds of any insurance, indemnity, warranty or guaranty payable to the Borrower or such Subsidiary Guarantor and (d) all books, records, and other property (including, but not limited to, files, printouts, software, magnetic media, and other materials and records) pertaining to any such above-referenced property; provided, however, that the foregoing grant of a security interest and pledge shall not include a security interest in or pledge of Excluded Property and provided, further, that if and when the prohibition which prevents the granting by the Borrower or such Subsidiary Guarantor to the Agent of a security interest in such Excluded Property is removed or otherwise terminated, the Agent will be deemed to have, and at all times from and after the date hereof to have had, a security interest in and pledge of such Excluded Property, as the case may be, and that, notwithstanding anything set forth herein to the contrary, the Agent will be deemed to have, and at all times from and after the date hereof to have had, a security interest in and pledge of the proceeds of such Excluded Property.

        4.2       PERFECTION.

                  The Borrower and each Subsidiary Guarantor shall execute such financing statements provided for by applicable Law, and otherwise take such other action and execute such assignments or other instruments or documents, in each case as the Agent may reasonably request, to evidence, perfect or record the Agent's security interest in the Collateral or to enable the Agent to exercise and enforce its rights and remedies under this Agreement with respect to any Collateral. The Borrower and each Subsidiary Guarantor hereby authorizes the Agent on behalf of the Agent and the Lenders to execute and file any such financing statement or continuation statement on the Borrower's or such Subsidiary Guarantor's behalf. The parties acknowledge that a carbon, photographic, or other reproduction of this Agreement shall be sufficient as a financing statement to the extent permitted by Law.

        4.3       CHANGES AFFECTING PERFECTION.

                  Neither the Borrower nor any Subsidiary Guarantor shall, without giving the Agent at least twenty (20) days prior notice thereof: (a) make any change in any location where Equipment of the Borrower or such Subsidiary Guarantor is maintained, or locate any of such Equipment at any new locations, (b) change its state of incorporation, or (c) make any change in its name or type of entity (i.e., corporation, limited liability company, limited partnership, etc.).

        4.4       PROTECTION OF COLLATERAL; REIMBURSEMENT.

                  All reasonable insurance expenses and expenses of protecting, storing, warehousing, insuring, handling, maintaining, and shipping any Collateral, any and all excise, property, sales, use, or other taxes imposed by any federal, state, or local authority on any of the Collateral, or in respect of the sale thereof, or otherwise in respect of the Borrower's or each Subsidiary Guarantor's business operations which, if unpaid, could result in the imposition of any Lien upon the Collateral, shall be borne and paid by the Borrower or such Subsidiary Guarantor, as the case may be, subject to the provisions of Section 7.2(i). If the Borrower or such Subsidiary Guarantor fails to pay any portion thereof promptly when due, except as may otherwise be permitted under this Agreement or under any of the other Loan Documents, the Agent, at its option, may, but shall not be required to, pay the same, provided such amount remains unpaid for ten (10) Business Days after the Agent has notified the Borrower of such failure. All sums so paid or incurred by the Agent for any of the foregoing and any and all other sums for which the Borrower or any Subsidiary Guarantor may become liable under this Agreement and all costs and expenses (including reasonable attorneys' fees and paralegals' fees, legal expenses, and court costs, expenses and other charges related thereto) which the Agent may incur in enforcing or protecting its Liens on or rights and interests in the Collateral or any of its rights or remedies under this Agreement or any other agreement between the parties to this Agreement or in respect of any of the transactions to be had under this Agreement shall be repayable on demand. Unless otherwise provided by Law, the Agent shall not be liable or responsible in any way for the safekeeping of any of the Collateral or for any loss or damage thereto or for any diminution in the value thereof, or for any act or default of any warehouseman, carrier, forwarding agency, or other Person whomsoever.

        4.5       EXAMINATION AND INSPECTION.

                  During regular business hours and after reasonable notice to the Borrower, the Agent (by any of its officers, employees, agents, representatives, or designees) shall have the right, at the Borrower's expense, to inspect the Collateral and to conduct an examination of all books, records, journals, orders, receipts, or other correspondence related thereto (and to make extracts or copies thereof as the Agent may request) and to inspect the premises upon which any of the Collateral is located for the purpose of verifying the quantity, value, and condition of, or any other matter relating to, the Collateral.

        4.6       INTENTIONALLY DELETED.



        4.7       STATUS OF COLLATERAL.

                  The Borrower agrees to advise the Agent promptly upon becoming aware of: (a) any event which, singly or in the aggregate, could reasonably be expected to have a material and adverse effect on the value of the Collateral, or (b) any event which, singly or in the aggregate, could reasonably be expected to materially adversely effect the validity of the security interests granted to the Agent herein.

        4.8       REINSTATEMENT.

                  The provisions of this Section 4 shall remain in full force and effect and continue to be effective in respect of the Borrower and each Subsidiary Guarantor should any petition be filed by or against the Borrower or such Subsidiary Guarantor for liquidation or reorganization, should the Borrower or such Subsidiary Guarantor become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any part of the Borrower's or such Subsidiary Guarantor's assets or should any other Financial Impairment relating to the Borrower or such Subsidiary Guarantor occur, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable Law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a "voidable preference", "fraudulent conveyance", or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall, to the extent permitted by applicable Law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

        4.9       FURTHER ASSURANCES.

                  The Borrower and each Subsidiary Guarantor will, at the expense of the Borrower, make, execute, endorse, acknowledge, file and/or deliver to the Agent from time to time such conveyances, financing statements, transfer endorsements, powers of attorney, certificates, and other assurances or instruments and take such further steps relating to the Collateral covered by this Agreement and the other Loan Documents as the Agent may reasonably require.

        4.10      TERMINATION OF SECURITY INTEREST; RELEASE OF COLLATERAL.

                  (a) PAYMENT IN FULL OF THE SECURED OBLIGATIONS.

                  Upon the payment in full of all of the Secured Obligations:
(a) the security interests granted to the Agent under this Agreement and under any other Loan Documents shall terminate, (b) all rights to the Collateral shall revert to the Borrower or the Subsidiary Guarantors, (c) the Agent will, at the Borrower's expense, execute and deliver all documents as the Borrower may reasonably request to evidence the termination of such security interests and the release of such Collateral, and (d) this Agreement and all of the other Loan Documents will be terminated, and the Borrower will have no further liabilities or obligations thereunder (except any liabilities and/or obligations which under the terms of this Agreement or any Loan Document survive termination thereof).

        (b)       PARTIAL RELEASES.

                  Each of the Lenders hereby irrevocably authorize the Agent, at its option and in its discretion, to release any Lien granted to or held by the Agent upon any property covered by this Agreement or the other Loan Documents which: (i) constitutes property being sold or disposed of if the Borrower certifies to the Agent that the sale or disposition is made in compliance with the provisions of this Agreement (and the Agent may rely in good faith conclusively on any such certificate, without further inquiry), (ii) constitutes property leased to the Borrower or a Subsidiary Guarantor under a lease which has expired or been terminated in a transaction permitted under this Agreement or is about to expire and which has not been, and is not intended by the Borrower or such Subsidiary Guarantor, as the case may be, to be renewed or extended, or (iii) constitutes property covered by Liens with lien priority superior to those Liens in favor or for the benefit of the Lenders or constitutes property as to which the Lenders have otherwise consented in writing to the sale thereof or such transfer is permitted under this Agreement.

SECTION 5         REPRESENTATIONS, WARRANTIES AND COVENANTS RELATING TO
                  COLLATERAL.

        5.1       GENERAL REPRESENTATIONS AS TO COLLATERAL.

                  The Borrower and each of the Subsidiary Guarantors represent that the Disclosure Schedule sets forth: (a) the place of incorporation of the Borrower and each of the Subsidiary Guarantors, (b) all locations at which any Collateral of the Borrower and each of the Subsidiary Guarantors are located,
(c) the locations of the Borrower's and each of its Subsidiary Guarantor's registered offices, other offices and places of business during the two (2) years prior to the Closing Date, and (d) all trade names, assumed names, fictitious names and other names used by the Borrower and each of the Subsidiary Guarantors during the two (2) years prior to the Closing Date.

        5.2       TITLE TO COLLATERAL; LIENS; TRANSFERS.

                  The Borrower and each of the Subsidiary Guarantors have good and indefeasible title to and ownership of the Collateral, free and clear of all Liens, except for Liens permitted under Section 7.3(d). Except as permitted by
Section 7.3(d) or 7.3(a) hereof or as otherwise provided herein or in any other Loan Document, the Borrower and the Subsidiary Guarantors shall not encumber, pledge, mortgage, grant a security interest in, assign, sell, lease or otherwise dispose of or transfer, whether by sale, merger, consolidation, liquidation, dissolution or otherwise, any of the Collateral.

        5.3       LIEN PERFECTION AND PRIORITY.

                  From and after the Closing Date, by reason of the filing of financing statements, assignments of financing statements and termination statements in all requisite governmental offices, this Agreement and the other Loan Documents will create and constitute a valid and perfected first priority security interest (except as permitted by this Agreement or the other Loan Documents) in and Lien on that portion of the Collateral which can be perfected by such filing and by the execution and delivery of this Agreement and the other Loan Documents, which security interest will be enforceable against the Borrower and the Subsidiary Guarantors as security for payment of all Secured Obligations. From and after the Closing Date, by reason of the delivery to the Agent of all Collateral consisting of Certificated Securities, in each case properly endorsed for transfer to the Agent or in blank, this Agreement and the other Loan Documents will create and constitute a valid and perfected first priority security interest in and Lien (except as permitted by this Agreement or the other Loan Documents) on that portion of the Collateral which can be perfected by such possession and endorsement and by the execution and delivery of this Agreement and the other Loan Documents, which security interest will be enforceable against the Borrower and the Subsidiary Guarantors as security for payment of all Secured Obligations.

        5.4       COVENANTS REGARDING LIEN WAIVERS.

                  The Borrower and each of the Subsidiary Guarantors will not create, permit or suffer to exist, and will defend the Collateral against and take such other action as is necessary to remove, any Lien, claim or right, in or to the Collateral, other than the Liens permitted by Section 7.3(d) of this Agreement, and will defend the right, title and interest of the Agent in and to any of the Borrower's or such Subsidiary Guarantors' rights to the Collateral and in and to the Proceeds and products thereof against the claims and demands of all Persons whomsoever.

        5.5       REPRESENTATIONS AND WARRANTIES REGARDING PLEDGED COLLATERAL.

                  With respect to the Pledged Collateral: (a) the Borrower and each Subsidiary Guarantor is the record and beneficial owner of the Pledged Collateral pledged by it hereunder constituting Certificated Securities, (b) the Pledged Stock and Pledged LLC Interests pledged hereunder constitutes that percentage of the issued and outstanding equity of all classes of each issuer thereof as set forth on the Disclosure Schedule; (c) all of the Pledged Stock and Pledged LLC Interests have been duly and validly issued and are fully paid and nonassessable; (d) all Pledged Stock and Pledged LLC Interests of the Borrower and any Subsidiary Guarantor as of the Closing Date are listed on the Disclosure Schedule; (e) all Pledged Collateral and, if applicable, any Additional Pledged Collateral, consisting of Certificated Securities has been delivered to the Agent in accordance with Section 5.6; and (f) other than the Pledged LLC Interests that constitute General Intangibles, there is no Pledged Collateral other than that represented by Certificated Securities in the possession of the Agent.

        5.6       COVENANTS REGARDING PLEDGED COLLATERAL.

                  (a) DELIVERY AND MAINTENANCE OF PLEDGED COLLATERAL.

                      The Borrower and each Subsidiary Guarantor will deliver to the Agent all certificates representing or evidencing any Pledged Collateral (including Additional Pledged Collateral), whether now arising or hereafter acquired, in suitable form for transfer by delivery or, as applicable, accompanied by the Borrower's or such Subsidiary Guarantor's endorsement, where necessary, or duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Agent, together, in respect of any such Pledged Collateral, with a Pledge and Security Agreement, duly executed and substantially in the form of Exhibit C, or such other documentation acceptable to the Agent. The Agent shall have the right, at any time after an Event of Default in its discretion and without notice to the Borrower or any Subsidiary Guarantor, to transfer to or to register in its name or in the name of its nominees any or all of the Pledged Collateral.

                  (b) PAYMENT OF DIVIDENDS AND DISTRIBUTIONS.

                      Except as provided in Section 9, the Borrower or the applicable Subsidiary Guarantor shall be entitled to receive all dividends paid in respect of the Pledged Collateral (other than liquidating dividends). Any sums paid upon or in respect of any of the Pledged Collateral upon the liquidation or dissolution of any issuer of any of the Pledged Collateral, any distribution of capital made on or in respect of any of the Pledged Collateral or any property distributed upon or with respect to any of the Pledged Collateral pursuant to the recapitalization or reclassification of the capital of any issuer of

        Pledged Collateral or pursuant to the reorganization thereof shall, unless otherwise subject to a perfected security interest in favor of the Agent, be delivered to the Agent to be held by it hereunder as additional collateral security for the Secured Obligations. If any sums of money or property so paid or distributed in respect of any of the Pledged Collateral shall be received by the Borrower or such Subsidiary Guarantor as a result of a liquidation or dissolution of the Borrower or any such Subsidiary Guarantor, the Borrower or such Subsidiary Guarantor shall, until such money or property is paid or delivered to the Agent, hold such money or property in trust for the Agent, segregated from other funds of the Borrower and of such Subsidiary Guarantor, as additional security for the Obligations.

                  (c) VOTING RIGHTS.

                      Except as provided in Section 9, the Borrower or the applicable Subsidiary Guarantor will be entitled to exercise all voting, consent and corporate rights with respect to the Pledged Collateral.

                  (d) CONSENT TO PLEDGE OF PLEDGED COLLATERAL.

                      In the case of a Subsidiary Guarantor which is an issuer of Pledged Collateral, such Subsidiary Guarantor agrees to be bound by the terms of this Agreement relating to the Pledged Collateral issued by it and will comply with such terms insofar as such terms are applicable to it. In the case of the Borrower or each Subsidiary Guarantor which is a member or issuer of an LLC, the Borrower or such Subsidiary Guarantor hereby consents to the extent required by the applicable LLC Agreement to the pledge by the Borrower or each other Subsidiary Guarantor, pursuant to the terms hereof, of the Pledged LLC Interests in such LLC and to the transfer of such Pledged LLC Interests to the Agent or its nominee and, upon the occurrence of an Event of Default which is continuing and has not been waived to the substitution of the Agent or its nominee as a substituted member of the LLC with all the rights, powers and duties of a member of the LLC in question.

                  (e) AMENDMENTS.

                      None of the Borrower or any Subsidiary Guarantor will agree to any amendment of an LLC Agreement that in any way adversely affects the perfection of the security interest of the Agent in the Pledged LLC Interests, including electing to treat the membership interest of the Borrower or such Subsidiary Guarantor as a security under Section 8-103 of the UCC.

        5.7       MAINTENANCE OF INSURANCE WITH RESPECT TO COLLATERAL.

                  The Borrower and each of the Subsidiary Guarantors will maintain with financially sound and reputable companies, insurance policies: (a) insuring the tangible Collateral against loss by fire, explosion, theft and such other casualties as are usually insured against by companies engaged in the same or similar businesses, (b) insuring the Borrower and such Subsidiary Guarantor against liability for personal injury and property damage relating to such tangible Collateral, such policies to be in such form and in such amounts and coverage as are usual for companies engaged in the same or similar businesses as the Borrower, with losses payable to the Borrower or such Subsidiary Guarantor, as the case may be, and the Agent as their respective interests may appear, and
(c) naming the Agent as additional insured and loss payee with respect to such insurance. All insurance with respect to the tangible Collateral shall provide that 30 days notice shall be provided to the Agent in the event of a cancellation, prior to the expiration thereof.

SECTION 6         GENERAL REPRESENTATIONS AND WARRANTIES.

                  The Borrower and each Subsidiary Guarantor represent and warrant to the Agent and the Lenders as follows:

        6.1       EXISTENCE.

                  The Disclosure Schedule sets forth a list of the Borrower and the Subsidiary Guarantors and all of their Subsidiaries. The Borrower and each Subsidiary is duly organized, validly existing and in good standing under the Laws of their respective states of incorporation and organization. Neither the Borrower nor any of the Subsidiary Guarantors has any Subsidiaries other than as listed in the Disclosure Schedule. The Borrower and each Subsidiary are duly qualified or licensed to transact business in their respective jurisdictions of organization and in each additional jurisdiction where such qualification or licensure is necessary, except where failure to do so will not have a Material Adverse Effect.

        6.2       AUTHORIZATION.

                  The execution, delivery and performance of this Agreement and the other Loan Documents to which the Borrower or each Subsidiary Guarantor is a party: (a) are within the Borrower's or such Subsidiary Guarantor's corporate or organizational powers, (b) have been duly authorized, and are not in contravention of Law or the terms of the Borrower's or such Subsidiary Guarantor's Charter Documents or of any indenture or other document or instrument evidencing borrowed money or any other agreement or undertaking to which the Borrower or such Subsidiary Guarantor is a party or by which it or its property is bound.

        6.3       ENFORCEABILITY.

                  This Agreement and the other Loan Documents constitute the legal, valid and binding obligations of the Borrower and each Subsidiary Guarantor, enforceable against the Borrower and such Subsidiary Guarantor in accordance with the terms thereof, subject to any applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

        6.4       LITIGATION; PROCEEDINGS.

                  As of the Closing Date, except as set forth in the Disclosure Schedule, there are no actions, suits, investigations or proceedings, and no orders, writs, injunctions, judgments or decrees, now pending, existing or, to the knowledge of the Borrower or any of the Subsidiary Guarantors, threatened against any of the Borrower or any of its Subsidiaries affecting any property of the Borrower, any Subsidiary, this Agreement or any other Loan Document, whether at law, in equity or otherwise, before any court, board, commission, agency or instrumentality of any federal, state, local or foreign government or of any agency or subdivision thereof, or before any arbitrator or panel of arbitrators which could, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

        6.5       TAXES.

                  The Borrower and each of the Subsidiaries have filed all federal, state and local tax returns which are required to be filed by any of them, and, except to the extent permitted by Section 7.2(i) of this Agreement, have paid all taxes and assessments due as shown on such returns, including interest, penalties and fees, except in each case for such failures to file or pay that could not reasonably be expected to have a Material Adverse Effect.

        6.6       TITLE.

                  The Borrower, and each of the Subsidiaries, have good title to all personal property assets reflected in, and good and marketable title to all real property assets reflected in, the financial statements referred to in
Section 6.13 of this Agreement (other than the Third Party Intellectual Property) and in the consolidated financial statements delivered from time to time pursuant to Section 7.1 of this Agreement, except in each case for Liens permitted under this Agreement and such imperfections in title that do not materially and adversely affect the value of such properties, taken as a whole. All the assets comprising the Collateral are free of all Liens other than those in favor of the Agent and those otherwise disclosed in the Disclosure Schedule or permitted by Section 7.3(d) of this Agreement.

        6.7       CONSENTS; APPROVALS.

                  No action, consent or approval of, registration or filing with or any other action by any governmental authority or other Person is or will be required in connection with the transactions contemplated by this Agreement and the other Loan Documents, except such as have been made or obtained and are in full force and effect and except for the filings required to create or perfect the Liens in favor of the Agent that are contemplated hereby and except for consents and approvals contemplated by Section 9.11.

        6.8       LAWFUL OPERATIONS.

                  The operations of the Borrower and each of the Subsidiaries are in compliance with applicable requirements imposed by Law, except to the extent any such noncompliance, when taken singly or with all other such noncompliance, has not resulted, and could not reasonably be expected to result, in a Material Adverse Effect.

        6.9       ENVIRONMENTAL COMPLIANCE.

                  Each parcel of real property owned or leased by the Borrower or any Subsidiary (collectively, "Properties") is in compliance with Environmental Laws except for any noncompliance, when taken singly or with all other such noncompliance, has not resulted, and could not reasonably be expected to result, in a Material Adverse Effect. With respect to each of the Properties,
(a) there is no pending or, to the knowledge of the Borrower or the Subsidiary Guarantors, threatened Environmental Claim against the Borrower or any Subsidiaries, or any other environmental condition with respect to any Property which Environmental Claim or condition, when taken singly or with all other such Environmental Claims or conditions, has resulted, and could reasonably be expected to result, in a Material Adverse Effect and (b) the Borrower and the Subsidiaries are in compliance with all Environmental Permits, except to the extent any such noncompliance, when taken singly or together with all other instances of such noncompliance, has not resulted, and could not reasonably be expected to result, in a Material Adverse Effect. No Property is listed or proposed for listing on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar federal or state list of sites requiring investigation or clean-up.

        6.10      ENVIRONMENTAL LAWS AND PERMITS.

                  Without limiting the representations made above, to the knowledge of the Borrower or the Subsidiary Guarantors, there are no circumstances with respect to any Property or the operations of the Borrower or any Subsidiaries thereof that could reasonably be expected to: (i) form the basis of a material Environmental Claim against any or all of the Borrower or any Subsidiaries thereof, or (ii) cause any Property owned, leased or funded by the Borrower or any Subsidiaries thereof to be subject to any material restrictions on ownership, occupancy, use or transferability under any applicable Environmental Law.

        6.11      ERISA.

                  The Disclosure Schedule sets forth a list of all of the material Employee Benefit Plans as of the Closing Date (other then "welfare plans" as defined in Section 3(1) of ERISA), maintained by the Borrower and its Subsidiaries. Each Employee Benefit Plan which is intended to qualify under
Section 401 of the Code does so qualify, and any trust created thereunder is exempt from tax under the provision of Section 501 of the Code, except where such failures in the aggregate would not have a Material Adverse Effect. No Accumulated Funding Deficiency exists in respect of any Employee Benefit Plan that is subject to Code Section 412 and no Reportable Event has occurred in respect of any Employee Benefit Plan that is subject to Title IV of ERISA which is continuing and which, when taken singly or with all other such Reportable Events or Accumulated Funding Deficiencies, has resulted, or could reasonably be expected to result, in a Material Adverse Effect. No "prohibited transactions" (as defined in Section 406 of ERISA or Section 4975 of the Code), have occurred which, when taken singly or with all other such "prohibited transactions," has resulted, or could reasonably be expected to result, in a Material Adverse Effect. Neither the Borrower, nor any of the Subsidiaries, nor any ERISA Affiliate, has: (i) had an obligation to contribute to any Multiemployer Plan or
(ii) incurred or reasonably expects to incur any liability for the withdrawal from such a Multiemployer Plan which withdrawal liability, when taken singly or with all other such withdrawal liabilities, has resulted, or could reasonably be expected to result, in a Material Adverse Effect.

        6.12      NO DEFAULTS; LABOR DISPUTES.

                  Neither the Borrower nor any Subsidiary Guarantor is in Default under or with respect to any Material Business Agreements or Material License Agreement in any respect which could reasonably expected to have a Material Adverse Effect. Neither the Borrower, nor any of the Subsidiaries, is a party to any labor dispute (including any strike, slowdown, walkout or other concerted interruptions by its employees, but excluding grievance disputes) which could, individually or in the aggregate, be reasonably expected to result in a Material Adverse Effect. There are no material strikes, slow downs, walkouts or other concerted interruptions of operations by employees of any of the Borrower or any of the Subsidiaries whether or not relating to any labor contracts.

        6.13      FINANCIAL STATEMENTS.

                  The Borrower has furnished to the Agent complete and correct copies of (i) the audited balance sheets of the Borrower and its consolidated Subsidiaries for the fiscal year ended December 31, 2002, and (ii) the unaudited balance sheets of the Borrower and its consolidated Subsidiaries for the fiscal quarters ended March 31, June 30, and September 30, 2003, and (iii) the related statements of operations, stockholder's equity, and cash flows, and, as applicable, changes in financial position or cash flows for such period, and the notes to such financial statements, and (iv) the audited Annual Statements of Central Reserve Life Insurance Company and Continental General Insurance Company for the fiscal year ended December 31, 2002, as filed with the Applicable Insurance Regulatory Authority and (v) the unaudited Quarterly Statements of Central Reserve Life Insurance Company and Continental General Insurance Company for the fiscal quarter ended March 31, June 30 and September 30, 2003, as filed with the Applicable Insurance Regulatory Authority. All such financial statements: (a) have been prepared in accordance with SAP or GAAP, applied on a consistent basis (except as stated therein), and (b) fairly present in all material respects the financial condition of the Borrower and its consolidated Subsidiaries and Central Reserve Life Insurance Company and Continental General Insurance Company, as the case may be, as of the respective dates thereof and the results of operations for the respective fiscal periods then ended. There has been no Material Adverse Effect since the September 30, 2003 financial statements.

        6.14      INTELLECTUAL PROPERTY.

                  The Borrower and its Subsidiaries owns or has the legal and valid right to use all Intellectual Property material to the operation of their business, taken as a whole, as presently conducted, free of any restrictions which could reasonably be expected to have a Material Adverse Effect.

        6.15      STRUCTURE; CAPITALIZATION.

                  The Disclosure Schedule sets forth the record and beneficial ownership of all issued and outstanding common shares and membership interest of the Subsidiaries, and the authorized, issued and outstanding capital stock of the Borrower and each of the Subsidiaries. There are no options, warrants or other rights to acquire any of the capital stock of the Subsidiary Guarantors.

        6.16      INSURANCE.

                  The insurance policies maintained by the Borrower and each Subsidiary as of the Closing Date comply with the requirements of Section 5.7 of this Agreement. As of the Closing Date, the Borrower has delivered or caused to be delivered to the Agent certificates, reflecting, in reasonable detail, the Borrower's and its Subsidiaries' insurance coverage required under this Agreement.

        6.17      VALUE; SOLVENCY.

                  The Borrower and each Subsidiary Guarantor have received fair consideration and reasonably equivalent value for the obligations and liabilities it has incurred to the Lenders hereunder. After giving effect to the transactions contemplated hereby, the Borrower and each Subsidiary Guarantor is Solvent.

        6.18      INVESTMENT COMPANY ACT STATUS.

                  Neither the Borrower nor any Subsidiary is an "investment company", or a "promoter" or "principal underwriter" for an "investment company" (as such term is defined in the Investment Company Act of 1940, as amended (15 U.S.C. ss. 80(a)(1), et seq.)

        6.19      REGULATION U/REGULATION X COMPLIANCE.

                  The proceeds of Term Loans will be used only for the purposes contemplated by Section 7.2(g) hereof. No part of the proceeds of the Term Loans will be used, directly or indirectly, to purchase or carry any "margin stock", as that term is defined in Regulation U and Regulation X of the Board of Governors of the Federal Reserve System or for a purpose which violates any applicable Law, rule, or regulation including, without limitation, the provisions of Regulation U or X of the Board of Governors of the Federal Reserve System, as amended.

        6.20      INSURANCE LICENSES.

                  Each Regulated Insurance Company has obtained and maintains in full force and effect all licenses and permits from all regulatory authorities necessary to operate in the jurisdictions in which such Regulated Insurance Company operates, in each case other than such licenses and permits the failure to obtain or maintain, individually or in the aggregate, is not reasonably likely to have a Material Adverse Effect.

        6.21      FULL DISCLOSURE.

                  None of the written information, exhibits or reports furnished by the Borrower or its Subsidiaries to the Agent or the Lenders omits to state any fact necessary to make the statements contained therein not materially misleading in respect of the Borrower and its Subsidiaries, taken as whole, in light of the circumstances and purposes for which such information was provided.

SECTION 7         COVENANTS OF THE BORROWER.

                  So long as any of the Secured Obligations hereunder remain outstanding, the Borrower will comply, and will cause each of the Subsidiaries thereof to comply, with the following provisions:

        7.1       REPORTING AND NOTICE COVENANTS.

                  (a) QUARTERLY FINANCIAL STATEMENTS.

                      The Borrower shall furnish to the Agent and each Lender:

                      (i) as soon as practicable and in any event within sixty
                  (60) days after the end of each fiscal quarter of the Borrower and its Subsidiaries unaudited consolidated balance sheets of the Borrower and its consolidated Subsidiaries as of the end of that fiscal quarter and the related statements of operations, stockholders' equity and cash flows for such fiscal quarter each prepared on an comparative basis with the comparable period during the prior year and in accordance with GAAP, all in reasonable detail and certified, subject to normal year-end audit adjustments, by a Responsible Officer of the Borrower; provided that such requirement for the furnishing of such quarterly financial statements may be fulfilled by the furnishing the quarterly report of the Borrower on Form 10-Q which includes such financial statements, as filed with the Securities and Exchange Commission, for the applicable fiscal quarter; and

                      (ii) as soon as available and in any event within sixty
                  (60) days after the end of each fiscal quarter of each Regulated Insurance Company, Quarterly Statements (prepared in accordance with SAP) for such fiscal period of such Regulated Insurance Company, as filed with the Applicable Insurance Regulatory Authority, certified by a Responsible Officer of such Regulated Insurance Company.

                  (b) ANNUAL FINANCIAL STATEMENTS.

                      The Borrower shall furnish to the Agent and each Lender:

                      (i) as soon as practicable and in any event within ninety
                  (90) days after the end of each fiscal year of the Borrower and its consolidated Subsidiaries, a complete copy of the annual audit report of the Borrower and its consolidated Subsidiaries (including, without limitation, all consolidated financial statements of the Borrower and notes thereto) for that fiscal year: (i) prepared on a comparative basis with the prior year and in accordance with GAAP, (ii) audited and certified (without qualification as to GAAP), by independent public accountants of recognized national standing, and (iii) accompanied by the accountants' management report and any management letters relating thereto, if any, and an opinion of such accountants, which opinion shall be unqualified as to scope and shall (A) state that such accountants audited such consolidated financial statements in accordance with GAAP, that such accountants believe that such audit provides a reasonable basis for their opinion, and that in their opinion such consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Borrower and its consolidated Subsidiaries as at the end of such fiscal year and the consolidated results of their operations and cash flows for such fiscal year in conformity with GAAP, and (B) contain such statements as are customarily included in unqualified reports of independent accountants in conformity with the recommendations and requirements of the American Institute of Certified Public Accountants (or any successor organization); provided that such requirement for the furnishing of such annual financial statements may be fulfilled by the furnishing the annual report of the Borrower on Form 10-K which includes such financial statements, as filed with the Securities and Exchange Commission, for the applicable fiscal year;

                      (ii) as soon as available and in any event within seventy
                  five (75) days after the end of each fiscal year of each Regulated Insurance Company, the Annual Statement (prepared in accordance with SAP) for such fiscal year of such Regulated Insurance Company, as filed with the Applicable Insurance Regulatory Authority in compliance with the requirements thereof (or a report containing equivalent information for any Regulated Insurance Company not so required to file the foregoing with the Applicable Insurance Regulatory Authority); certified by a Responsible Officer of such Regulated Insurance Company; and

                      (iii) as soon as available and in any event within 100
                  days after the end of each fiscal year of the Borrower, a copy of the "Statement of Actuarial Opinion" and "Management Discussion and Analysis" for each Regulated Insurance Company (prepared in accordance with SAP) for such fiscal year and as filed with the Applicable Regulatory Insurance Authority in compliance with the requirements thereof (or a report containing equivalent information for any Regulated Insurance Company not so required to file the foregoing with the Applicable Regulatory Insurance Authority).

                  (c) OFFICER'S CERTIFICATE.

                      The Borrower shall furnish to the Agent and each Lender concurrently with the financial statements delivered in connection herewith, a certificate of a Responsible Officer of the Borrower or the Regulated Insurance Company, in his or her capacity as a Responsible Officer, setting forth, in the case of the Borrower, the computations necessary to determine whether the Borrower and its consolidated Subsidiaries are in compliance with Section 7.4 of this Agreement and, in the case of the Borrower and each Regulated Insurance Company, certifying that: (A) those financial statements fairly present in all material respects the financial condition and results of operations of the appropriate entity in accordance with GAAP or SAP, as the case may be, subject in the case of interim financial statements, to routine year-end audit adjustments and (B) in the case of the Borrower, that no Potential Default or Event of Default then exists or, if any Potential Default or Event of Default does exist, a brief description of the Potential Default or Event of Default and the Borrower's intentions in respect thereof.

                  (d) COMPANY REPORTS.

                      The Borrower shall deliver, or shall cause its Subsidiaries to deliver, as applicable, to the Agent and each Lender, no later than the date of the sending or filing thereof, copies of all proxy statements, financial statements and reports that the Borrower sends to its stockholders generally, and copies of all regular, periodic and special reports on Form 10-K, 10-Q or 8-K (or successor forms), and all registration statements on Form S-1, S-2 or S-3 (or successor forms), and amendments thereto, that the Borrower or any Subsidiary files with the Securities and Exchange Commission (or any foreign national or provincial securities commission) or any governmental authority that may be substituted therefor, or with any national securities exchange.

                  (e) OTHER INFORMATION.

                      The Borrower shall furnish to the Agent and each Lender, promptly upon the Agent's written request, such other information about the financial condition, properties and operations of the Borrower and the Subsidiaries and any of their Employee Benefit Plans as the Agent or any Lender may from time to time reasonably request.

                  (f) NOTICES.

                      The Borrower will cause the Responsible Officer of the Borrower to give the Agent and each Lender prompt written notice whenever (and in any event within ten (10) Business Days after): (i) the Borrower or any Subsidiary receives notice from any court, agency or other governmental authority of any alleged non-compliance with any Law or order which could reasonably be expected to have or result in a Material Adverse Effect, (ii) the Internal Revenue Service or any other federal, state or local taxing authority shall allege any default by the Borrower or a Subsidiary in the payment of any tax material in amount or shall threaten or make any assessment in respect thereof which could reasonably be expected to have or result in a Material Adverse Effect,
        (iii) any litigation or proceeding shall be brought against the Borrower or a Subsidiary before any court or administrative agency which could reasonably be expected to have or result in a Material Adverse Effect,
        (iv) any material adverse change or development in connection with any such litigation proceeding, (v) such Responsible Officer reasonably believes a Material Adverse Effect has occurred, which notice shall include a description of (A) the facts relating to such event and (B) if such Responsible Officer reasonably believes that such event is likely to cause the Borrower to no longer be in compliance with Section 7.4 hereof within the twelve (12) months following the date of such notice, a description in reasonable detail of such non-compliance and any steps Borrower then plans to take to prevent or remedy such non-compliance or
        (vi) such Responsible Officer reasonably believes that any Potential Default or Event of Default has occurred or that any other representation or warranty made herein shall for any reason have ceased to be true and complete in any material respect.

                  (g) NOTICE OF DEFAULT UNDER ERISA.

                      If the Borrower receives notice from any ERISA Regulator, or otherwise have actual knowledge, that a Default under ERISA exists with respect to any Employee Benefit Plan, the Borrower shall notify the Agent and each Lender of the occurrence of such Default under ERISA, within ten (10) Business Days after receiving such notice or obtaining such knowledge.

                  (h) ENVIRONMENTAL REPORTING.

                      The Borrower shall promptly deliver to the Agent and each Lender, and in any event within fifteen (15) Business Days after receipt or transmittal by the Borrower or the Subsidiaries, copies of all material communications with any government or governmental agency or any other Person relating to Environmental Laws or Environmental Claims which could reasonably be expected to result in a Material Adverse Effect.

                  (i) RESERVE ADEQUACY REPORT.

                      Promptly following a request from the Agent or the Lenders (which request may only be made once a year, unless an Event of Default has occurred and is continuing), a report prepared by an independent actuarial consulting firm of recognized professional standing, reasonably satisfactory to the Agent, reviewing the adequacy of reserves of each Regulated Insurance Company determined in accordance with SAP, which firm shall be provided access to or copies of all reserve analyses and valuations relating to the insurance business of each Regulated Insurance Company in the possession of or available to the Borrower or its Subsidiaries; provided, however, that no such report may be requested to any Regulated Insurance Company if the last "Statement of Actuarial Opinion" with respect to such company delivered pursuant to
        Section 7.1(b)(iii) was prepared by an independent actuarial firm of recognized professional standing.

                  (j) OTHER REGULATORY STATEMENTS AND REPORTS.

                      Promptly (A) after receipt thereof, copies of all triennial examinations and risk adjusted capital reports of any Regulated Insurance Company, delivered to such Person by any Applicable Insurance Regulatory Authority, insurance commission or similar regulatory authority, (B) after receipt thereof, written notice of any assertion by any Applicable Insurance Regulatory Authority or any governmental agency or agencies substituted therefor, as to a violation of any Legal Requirement by any Regulated Insurance Company which is likely to have a Material Adverse Effect, (C) after receipt thereof, a copy of the final report to each Regulated Insurance Company from the NAIC for each fiscal year, as to such Regulated Insurance Company's compliance or noncompliance with each of the NAIC Tests, (D) after receipt thereof, a copy of any notice of termination, cancellation or recapture of any Reinsurance Agreement or Retrocession Agreement to which a Regulated Insurance Company is a party to the extent such termination or cancellation is reasonably likely to have a Material Adverse Effect, (E) and in any event within ten Business Days after receipt thereof, copies of any notice of actual suspension, termination or revocation of any license of any Regulated Insurance Company by any Applicable Insurance Regulatory Authority, including any request by an Applicable Insurance Regulatory Authority which commits a Regulated Insurance Company to take or refrain from taking any action or which otherwise affects the authority of such Regulated Insurance Company to conduct its business, in each case if such matter is reasonably likely to have a Material Adverse Effect, and (F) and in any event within ten Business Days after the Borrower or any of its Subsidiaries obtains knowledge thereof, notice of any actual changes in the insurance Laws enacted in any state in which any Regulated Insurance Company is domiciled which would reasonably be expected to have a Material Adverse Effect.

        7.2       AFFIRMATIVE COVENANTS.

                  (a) CORPORATE EXISTENCE.

                      Subject to the right of the Borrower or its Subsidiaries to engage in mergers, consolidations, asset transfers, liquidations or other transactions permitted by Section 7.3(a), the Borrower shall, and shall cause each of its Subsidiary Guarantors and Regulated Insurance Companies to, at all times maintain its corporate and organizational existence, rights and franchises, maintain its good standing in the jurisdiction of its incorporation and organization, and qualify as a foreign corporation in each jurisdiction where failure to qualify could reasonably be expected to result in a Material Adverse Effect.

                  (b) FINANCIAL RECORDS.

                      The Borrower shall maintain at all times true and complete financial records with respect to the Borrower and its Subsidiaries in accordance with SAP or GAAP, as appropriate, consistently applied except for changes permitted by GAAP or SAP, as the case may be, and, without limiting the generality of the foregoing, make appropriate accruals to reserves for estimated and contingent losses and liabilities as required under SAP or GAAP, as appropriate.

                  (c) FINANCIAL EXAMINATIONS AND REVIEW.

                      The Borrower shall, at the Borrower's expense, upon reasonable prior written notice from the Agent or any Lender, permit, and shall cause each of its Subsidiaries to permit, the Agent or such Lender, as the case may be, during normal business hours (i) to examine, with the guidance and supervision of the Borrower, the Borrower's financial records and to make copies of and extracts from such records and (ii) to consult with the Borrower's and Subsidiaries' officers, directors, accountants, actuaries, trustees and plan administrators, as the case may be, in respect of the Borrower's and Subsidiaries' financial condition, each of which parties is hereby authorized by the Borrower to make such information available to the Agent or such Lender, as the case may be; provided, however, that subject to the following proviso, the aggregate number of such examinations shall not exceed two
        (2) in any calendar year and shall not include any audit of collateral which is provided for in this Agreement; provided, further, however, that during any period commencing upon the occurrence of an Event of Default and continuing for one year after the waiver (if any), of such Event of Default, the Agent and the Lenders may exercise such access and other rights at any time the Agent or any Lender reasonably deems such action necessary.

                  (d) COMPLIANCE WITH LAW.

                      The Borrower will comply, and will cause each of its Subsidiaries to comply, in all respects with all applicable provisions of all Laws (whether statutory, administrative, judicial or other and whether federal, state or local), every lawful governmental order and all permits and licenses; provided, however, that any alleged noncompliance shall not be deemed to be a violation of this Section 7.2(d) so long as such noncompliance by the Borrower or such Subsidiaries has not resulted or would not reasonably be expected to result in a Material Adverse Effect.

                  (e) COMPLIANCE WITH ENVIRONMENTAL LAWS.

                      The Borrower will use and operate its facilities and properties, and cause each of its Subsidiaries to use and operate its respective facilities and properties, in such a manner that no remedial or similar obligation shall arise under any Environmental Law, including any clean-up obligations, which when taken singly or with all other such obligations, has resulted or could reasonably be expected to result in a Material Adverse Effect; provided, however, that no such claim or remedial or similar obligation need be satisfied if it is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and if appropriate reserves or other appropriate provision, if any, as shall be required by SAP or GAAP have been made on the books of the Borrower or the Subsidiaries, as the case may be. The Borrower will keep, and will cause each of its Subsidiaries to keep, all necessary Environmental Permits in effect and remain in compliance therewith, and handle all Hazardous Materials in compliance with all applicable Environmental Laws, except to the extent that any such lack of effectiveness or non-compliance, when taken singly or with all other instances lack of effectiveness or non-compliance, has not resulted and could not reasonably be expected to result in a Material Adverse Effect. Neither the Borrower shall suffer to exist, and shall not permit any of its Subsidiaries to suffer to exist, an environmental condition which, when taken singly or with all other such conditions, has resulted or could reasonably be expected to result in a Material Adverse Effect. The Borrower shall not suffer or permit the aggregate of all liabilities or claims against the Borrower or any Subsidiaries thereof for any noncompliance with Environmental Laws, Environmental Claim, environmental condition, remedial or similar obligations under Environmental Laws, or lack of effectiveness of Environmental Permits which, when taken singly or together with all other such noncompliance, Environmental Claims, environmental conditions, remedial or similar obligations, and lack of effectiveness, has resulted or could reasonably be expected to result in a Material Adverse Effect.

                  (f) PROPERTIES.

                      Subject to Section 7.3(a), the Borrower shall maintain, and shall cause each of its Subsidiaries to maintain, , all assets necessary to its continuing operations in all material respects of the Borrower and its Subsidiaries, taken as a whole, in good working order and condition, ordinary wear and tear excepted.

                  (g) USE OF PROCEEDS.

                      The proceeds of the Term Loans shall be used to refinance the Borrower's existing bank Indebtedness, to purchase shares of the minority stockholders of QQLink.com, Inc. and for other general corporate purposes.

                  (h) COMPLIANCE WITH TERMS OF ALL MATERIAL CONTRACTS.

                      The Borrower shall perform and observe, and shall cause each of its Subsidiaries to perform and observe, material terms and provisions of its Material Business Agreements and the Material License Agreements to which it is a party except those which are subject to a good faith dispute and those that could not reasonably be expected to result in a Material Adverse Effect.

                  (i) TAXES.

                      The Borrower will pay and discharge, and will cause each of its Subsidiaries to pay and discharge, all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims (other than claims relating to the adjustment or settling, in the ordinary course of business, of claims in respect of insurance policies or reinsurance contracts) which, if unpaid, could reasonably be expected to result in a Material Adverse Effect; provided that neither the Borrower nor any Subsidiary shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if it has maintained adequate reserves (in the good faith judgment of the management of the Borrower) with respect thereto in accordance with GAAP.

                  (j) INSURANCE.

                      The Borrower shall, on the Closing Date and within fifteen
        (15) Business Days of the request by the Agent thereafter, provide evidence satisfactory to the Agent that the Borrower has insurance as required by Section 5.7 hereof, with the Agent listed as loss payee and additional insured (as applicable).

                  (k) SUBSIDIARIES TO JOIN IN SUBSIDIARY GUARANTY AND PLEDGE.

                      If, at any time after the date hereof, the Borrower or any Subsidiary Guarantor creates or acquires any new direct or indirect wholly-owned Non-Regulated Subsidiary that is not a Subsidiary of a Regulated Insurance Company, the Borrower shall (x) notify the Agent promptly in writing of such event, identifying the Subsidiary in question and (y) if requested by the Lenders, cause such Subsidiary to execute and deliver to the Agent for the benefit of the Lenders, within thirty (30) days after the occurrence of such event (A) a joinder supplement, in form and substance reasonably satisfactory to the Agent and the Lenders, to this Agreement pursuant to which such Subsidiary joins in this Agreement as a Subsidiary Guarantor hereunder and (B) such evidence of the authority of such Subsidiary to execute and deliver such documents as the Agent shall reasonably request and (z) cause the Borrower or any applicable Subsidiary thereof to execute a supplement hereto, in form and substance reasonably satisfactory to the Agent and the Lenders pursuant to which the stock or membership interest of such Subsidiary is pledged to the Agent to secure the Secured Obligations.

                  (l) HEDGE AGREEMENTS.

                      The Borrower may enter into Hedge Agreements or replacements therefore in order to provide protection to the Borrower and its Subsidiaries from fluctuations and other changes in interest rates, provided (i) the notional amount is acceptable to the Agent, and
        (ii) such arrangements do not expose the Borrower to predominantly speculative risks unrelated to the amount of Indebtedness intended to be subject to coverage on a notional basis under all such Hedge Agreements.

        7.3       NEGATIVE COVENANTS.

                  (a) CONSOLIDATION, MERGER, SALE AND PURCHASE OF ASSETS.

                      Neither the Borrower shall, nor permit any Subsidiary to,
        (i) liquidate or dissolve, or merge or consolidate with or into, or enter into any agreement to merge or consolidate with or into, any other Person or otherwise be a party to any merger or consolidation; (ii) purchase or otherwise acquire all or substantially all of the assets and business of another Person; or (iii) lease as lessor, sell, sell-leaseback, license or otherwise transfer (whether in one transaction or a series of transactions) any of its assets (whether now owned or hereafter acquired); provided, however:

                      (A) that the Borrower or any Subsidiary may sell or
                  otherwise dispose of property that is obsolete, worn out, unnecessary or no longer used or useful in the Borrower's or such Subsidiary's business or that is sold or otherwise disposed of in the ordinary course of business;

                      (B) any Subsidiary of the Borrower may merge or
                  consolidate with or into, or dispose of its assets to (and, if it so chooses, liquidate thereafter), the Borrower or any other Wholly-Owned Subsidiary ;

                      (C) the Borrower may merge or consolidate with or into
                  another Person so long as such merger or consolidation does not result in a Change of Control;

                      (D) the Borrower and its Subsidiaries shall be permitted
                  to make advances, investments and loans permitted by Section 7.3(e);

                      (E) the Borrower or any of its Subsidiaries may enter into leases of property or assets in the ordinary course of business not otherwise in violation of this Agreement;

                      (F) the Borrower and its Subsidiaries may sell or exchange specific items of Equipment, so long as the purpose of each such sale or exchange is to acquire (and results within 180 days of such sale or exchange in the acquisition of) replacement items of Equipment which are, in the reasonable business judgment of the Borrower and its Subsidiaries, the functional equivalent of the item of Equipment so sold or exchanged;

                      (G) any Regulated Insurance Company may enter into any
                  Insurance Contract, Reinsurance Agreement or Retrocession Agreement in the ordinary course of business in accordance with its normal underwriting, indemnity and retention policies, provided, however, that no Regulated Insurance Company shall enter into any Financial Reinsurance Agreements;

                      (H) each of the Borrower or its Subsidiaries may sell
                  assets; provided that (w) each such sale shall be for an amount at least equal to the fair market value thereof (as determined in good faith by senior management of the Borrower), (x) each such sale results in consideration in the form of cash, (y) the aggregate sale proceeds from all assets subject to such sales pursuant to this clause (H) in any fiscal year shall not exceed 10% of the Consolidated Net Worth of the Borrower as of the first day of such fiscal year provided that (i) on a pro forma basis (the pro forma adjustments made by the Borrower pursuant to this clause (i) shall be subject to the reasonable satisfaction of the Agent) determined as if such asset sale had been consummated on the date occurring twelve (12) months prior to the last day of the most recently ended fiscal quarter of the Borrower with respect to any asset sale, the Borrower and its Subsidiaries would have been in compliance with Section 7.4 of this Agreement as of, or for the relevant period ended on, the last day of such fiscal quarter and (ii) on a pro forma basis (the pro forma adjustments made by the Borrower pursuant to this clause (ii) shall be subject to the reasonable satisfaction of the Agent) determined as if such asset sale had been consummated the covenants contained in Section 7.4 will continue to be met for the twelve-month period following the last day of the fiscal quarter ended after the date of the consummation of such asset sale;

                      (I) so long as no Potential Default or Event of Default
                  then exists or would result therefrom, the Borrower or its Subsidiaries may acquire assets or the capital stock of any Person (any such acquisition permitted by this clause (I), a "Permitted Acquisition"), provided that (i) such Person (or the assets so acquired) was, immediately prior to such acquisition, engaged (or used) primarily in the Insurance Business, (ii) each such acquisition shall be for an amount not greater than the fair market value thereof (as determined in good faith by the board of directors of the Borrower),
                  (iii) the aggregate amount expended by the Borrower and its Subsidiaries for the Permitted Acquisitions (after giving effect to any reinsurance or similar arrangement) shall not in any fiscal year exceed 10% of the Consolidated Net Worth of the Borrower and its Subsidiaries as of the first day of such fiscal year, (iv) on a pro forma basis (the pro forma adjustments made by the Borrower pursuant to this clause (iv) shall be subject to the reasonable satisfaction of the Agent) determined as if such acquisition had been consummated on the date occurring twelve (12) months prior to the last day of the most recently ended fiscal quarter of the Borrower, the Borrower and its Subsidiaries would have been in compliance with Section 7.4 of this Agreement as of, or for the relevant period ended on, the last day of such fiscal quarter, (v) on a pro forma basis (the pro forma adjustments made by the Borrower pursuant to this clause (v) shall be subject to the reasonable satisfaction of the Agent) determined as if such acquisition had been consummated, the covenants contained in
                  Section 7.4 will continue to be met for the twelve-month period following the last day of the fiscal quarter ended after the date of the consummation of such acquisition, and
                  (vi) no such acquisition shall be consummated on a "hostile" basis (i.e., without the consent of the board of directors of the Person to be acquired);

                      (J) the Borrower or any of its Subsidiaries may sell
                  assets so long as (x) the Borrower or such Subsidiary immediately leases such assets back, and (y) the aggregate amount of such assets sold in any fiscal year does not exceed $4,000,000;

                      (K) the Borrower and its Subsidiaries may make capital
                  expenditures during any fiscal year that do not exceed $4,000,000 in the aggregate; and

                      (L) the Borrower and its Subsidiaries may sell all of the
                  stock, or all or substantially all of the assets, of the Non-Regulated Subsidiaries that are not Subsidiary Guarantors; provided that (x) such sale shall be for an amount at least equal to the fair market value thereof (as determined in good faith by senior management of the Borrower), and (y) each such sale results in consideration in the form of cash.

                  (b) CREDIT EXTENSIONS.

                      Neither the Borrower shall, nor permit any Subsidiary to loan any money to, assume any Indebtedness of or any other obligation of, or undertake any Guaranty Obligations with respect to the Indebtedness of, any other Person, except:

                      (A) the Borrower or any Regulated Insurance Company or
                  Subsidiary Guarantor may make Intercompany Loans to the Subsidiary Guarantors for working capital and ordinary corporate purposes;

                      (B) each Subsidiary Guarantor may make Intercompany
                  Payments to the Borrower;

                      (C) each Subsidiary Guarantor may undertake Guaranty
                  Obligations to pay Guaranteed Obligations hereunder as provided by Section 10 hereof;

                      (D) Borrower and the Subsidiaries may make loans and
                  advances to employees for business-related travel expenses, moving expenses and other similar expenses, in each case incurred in the ordinary course of business; and

                      (E) any Regulated Insurance Company may make (i) policy
                  loans in the ordinary course of business and (ii) agent debit balances in the ordinary course of business.

                  (c) INDEBTEDNESS.

                  The Borrower shall not, nor permit any Subsidiaries thereof to, create, assume, incur, suffer to exist or have outstanding at any time any Indebtedness or other debt of any kind or be or become a Guarantor of or otherwise undertake or assume any Guaranty Obligation with respect to any Indebtedness of any other Person; except, that this
        Section 7.3(c) shall not prohibit:

                      (i) the Secured Obligations;

                      (ii) ordinary course trade accounts payable or customer
                  deposits;

                      (iii) the Indebtedness on the Disclosure Schedule;

                      (iv) Indebtedness in respect of currency or interest rate
                  swaps or similar transactions entered into in the ordinary course of business and not for speculative purposes;

                      (v) Indebtedness secured by a Lien permitted by Section
                  7.3(d) hereof;

                      (vi) Indebtedness permitted by Sections 7.3(b) and 7.3(e)
                  hereof;

                      (vii) Indebtedness of any Subsidiary to the Borrower or
                  any Subsidiary Guarantor;

                      (viii) any Indebtedness extending the maturity of,
                  refunding or refinancing (but not increasing), in whole or in part, any of the Indebtedness permitted under this Section 7.3(c);

                      (ix) Indebtedness of any Subsidiary Guarantor consisting
                  of its obligation to pay Guaranteed Obligations hereunder as provided by Section 10 of this Agreement;

                      (x) Obligations of any Regulated Insurance Company with
                  respect to (i) letters of credit securing obligations under Reinsurance Agreements entered into in the ordinary course of business, (ii) letters of credit issued in lieu of deposits to satisfy Legal Requirements or (iii) letters of credit or surety bonds issued in lieu of depositing securities with any Applicable Insurance Regulatory Authority to satisfy regulatory requirements in connection with life and health insurance and annuity contracts; in any case to the extent (x) such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than 10 days following receipt by the Borrower or such Subsidiary of notice of payment on such letter of credit, (y) in the case of
                  (i) and (ii), the aggregate outstanding amount of such obligations does not exceed $5,000,000 at any time and (z) in the case of (iii), the aggregate outstanding amount of such obligations does not exceed $5,000,000 at any time;

                      (x) Capitalized Lease Obligations of the Borrower and its
                  Subsidiaries; provided that the aggregate Capitalized Lease Obligations under all Capitalized Leases shall not exceed $5,000,000 at any time;

                      (xi) Permitted Subordinated Indebtedness; and

                      (xii) other Indebtedness not otherwise permitted in
                  clauses (i) through (xi) above incurred by Borrower and its Subsidiaries not exceeding $4,000,000 at any one time outstanding.

                  (d) LIENS.

                      The Borrower shall not, nor permit any Subsidiary Guarantor to, acquire or hold any property which would constitute Collateral hereunder subject to any Lien, or suffer or permit any property which constitute Collateral hereunder now owned or hereafter acquired by it to be or become encumbered by a Lien; provided, however, that this Subsection shall not prohibit:

                      (A) any lien for a tax, assessment or government charge or levy for taxes, assessments or charges not yet due and payable or not yet required to be paid;

                      (B) any mechanic's, materialman's, carrier's, landlord's,
                  warehouseman's or similar common law or statutory lien incurred in the ordinary course of business for amounts that are not yet due and payable or which are being diligently contested in good faith;

                      (C) any Lien which arises in connection with judgments or
                  attachments (1) the occurrence of which does not constitute an Event of Default, and (2) the execution or other enforcement of such Lien is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings;

                      (D) any Lien in favor of the Agent created pursuant to the
                  Loan Documents for the ratable benefit of the Lenders;

                      (E) any operating lease entered into by the Borrower as
                  lessee;

                      (F) Liens securing the replacement, extension or renewal
                  of any Indebtedness permitted to be refinanced by Section 7.3(c) hereof so long as such Lien is upon and limited to the same property previously subject thereto;

                      (G) Liens (other than any Lien imposed by ERISA) incurred
                  or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds, Reinsurance Agreements, Retrocession Agreements and other similar obligations incurred in the ordinary course of business (exclusive of obligations in respect of the payment for borrowed money);

                      (H) Liens on pledges or deposits of cash or securities
                  made by any Regulated Insurance Company as a condition to obtaining or maintaining any licenses issued to it by any Applicable Insurance Regulatory Authority;

                      (I) Liens placed upon assets used in the ordinary course
                  of business of the Borrower or any of its Subsidiaries at the time of acquisition thereof by the Borrower or any such Subsidiary or within ninety (90) days thereafter to secure Indebtedness incurred to pay all or a portion of the purchase price thereof, provided that (x) the aggregate outstanding principal amount of all Indebtedness secured by Liens permitted by this clause (I) shall not at any time exceed $5,000,000 and (y) in all events, the Lien encumbering the assets so acquired does not encumber any other asset (other than proceeds thereof) of the Borrower or such Subsidiary;

                      (J) any existing Lien disclosed in the Disclosure Schedule and accepted by the Lenders; or

                      (K) other Liens not otherwise permitted by clauses (A)
                  through (J) above, provided that the aggregate obligations secured thereby do not exceed $2,000,000 at any time.

                  (e) INVESTMENTS.

                      The Borrower shall not, nor permit any of its Subsidiaries to, (i) make or hold any investment in any common stocks, bonds or securities of any Person, or make any further capital contribution to any Person, other than in Subsidiaries, including without limitation, purchases of the stock of QQLink.com, Inc., and the capital contributions therein outstanding as of the Closing Date, or
        (ii) be or become a party to any joint venture or other partnership that is not a Subsidiary; provided, however that the following shall be permitted:

                      (A) the transactions described in Section 7.3(b) and
                  Section 7.3(c) shall be permitted;

                      (B) the Borrower and its Subsidiaries which are not
                  Regulated Insurance Companies may invest in cash, Cash Equivalents and Investment Grade Securities other than investments which are Risk Derivatives (determined at the time of acquisition); provided, that any investment in Investment Grade Securities (other than U.S. Government Obligations) issued by any single Issuer shall not exceed on the date such investment is made an amount which, when added to all other investments by all Regulated Insurance Companies and the Borrower in such Issuer and outstanding on such date, is equal to 5% of Invested Assets at such time;

                      (C) Regulated Insurance Companies may invest in (i) cash,
                  (ii) Cash Equivalents, (iii) Investment Grade Securities and
                  (iv) Non-Investment Grade Securities, provided that (A) no investment will be made in (i) any debt securities which are Non-Investment Grade Securities or (ii) any equity securities, at a time when, or if after giving effect thereto, the aggregate principal amount of all Non-Investment Grade Securities held by all Regulated Insurance Companies plus the aggregate outstanding investment made by all Regulated Insurance Companies in equity securities (other than securities of Persons which are Affiliates of the Borrower on the Closing Date) equals or exceeds or would equal or exceed 10% of Invested Assets; (B) no investment will be made in any real estate or loan secured by real estate (other than (I) credit tenant loans (as defined by the NAIC), (II) those existing on the Closing Date and described on the Disclosure Schedule (without giving effect to any increase thereto) (III) loans secured by owner-occupied real estate, if made at a time when, and if after giving effect thereto, the aggregate of all such investments in mortgage loans does not exceed, and would not exceed, 5% of Invested Assets; and (C) no investment (other than U.S. Government Obligations) in any single Issuer shall exceed on the date such investment is made an amount which, when added to all other investments by the Borrower and its Subsidiaries in the same Issuer and outstanding on such date, is equal to 5% of Invested Assets at such time;

                      (D) any Regulated Insurance Company may make investments
                  in companies which are Wholly-Owned Subsidiaries of such Person but only to the extent that any such investment, at the time made, does not reduce Statutory Surplus of such Regulated Insurance Company;

                      (E) any Regulated Insurance Company may make investments
                  pursuant to commitments in effect as of the Closing Date and described (as to matter and amount) on the Disclosure Schedule;

                      (F) Investments acquired by the Borrower or any of its
                  Subsidiaries (x) in exchange for any other investment held by the Borrower or any such Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other investment or (y) as a result of a foreclosure by the Borrower or any of its Subsidiaries with respect to any secured investment or other transfer of title with respect to any secured investment in default; and

                      (G) Investments existing on the Closing Date which are
                  identified on the Disclosure Schedule.

                  (f) DIVIDENDS; MANAGEMENT FEE.

                      The Borrower shall not make or pay or commit itself to make or pay, nor permit any of its Subsidiaries to make or pay or commit to make or pay, any Distributions to its shareholders or members or any management fee to any Affiliate; provided, however, that the following shall be permitted: (A) a Subsidiary may declare and pay cash dividends to its respective parent, if such parent is the Borrower, a Wholly-Owned Subsidiary of the Borrower or QQLink.com, Inc., (B) QQLink.com may declare and pay cash dividends to its shareholders, (C) the Subsidiaries may pay management fees to the Borrower or any Subsidiary, including, without limitation, those listed on the Disclosure Schedule, and (D) Borrower shall be permitted to redeem, retire, purchase or otherwise acquire, directly or indirectly, for a consideration, any shares of any class of its capital stock now or hereafter outstanding (or any warrants for or options or stock appreciation rights in respect of any such shares), or permit any of its Subsidiaries to purchase or otherwise acquire for consideration any shares of any class of capital stock of the Borrower now or thereafter outstanding (or any options or warrants or stock appreciation rights), provided that all such purchases or acquisitions in any calendar year shall not exceed $2,000,000 in the aggregate.

                  (g) CHANGE IN NATURE OF BUSINESS.

                      The Borrower shall not, nor permit any Subsidiaries to, make any material change in the nature of the business of the Borrower and its Subsidiaries, taken as a whole, as carried on at the date hereof; provided, however, that operation of complementary lines or business shall not be deemed to be a change in the nature of business.

                  (h) CHARTER AMENDMENTS.

                      The Borrower shall not amend any of its Charter Documents nor permit amendment of the Charter Documents of any of its Subsidiaries if such amendment would conflict with or cause a Potential Default under this Agreement.

                  (i) COMPLIANCE WITH ERISA.

                      The Borrower shall not, nor permit any Subsidiaries to:
        (i) engage in any transaction which could reasonably be expected to subject any such Person to either a civil penalty assessed pursuant to section 502(i) of ERISA or a tax imposed by section 4975 of the Code, terminate or withdraw from any Employee Benefit Plan (other than a Multiemployer Plan) or take any other action which could reasonably be expected to result in any liability of the Borrower or any Subsidiary to the PBGC, to the Department of Labor or to a trustee appointed under section 4042(b) or (c) of ERISA, incur any liability to the PBGC on account of a withdrawal from or a termination of an Employee Benefit Plan under section 4063 or 4064 of ERISA, incur any liability for post-retirement benefits under any and all welfare benefit plans (as defined in section 3(1) of ERISA) other than as required by applicable statute, fail to make full payment when due of all amounts which, under the provisions of any Employee Benefit Plan or applicable Law, the Borrower or any Subsidiary is required to pay as contributions thereto, or permit to exist any Accumulated Funding Deficiency, whether or not waived, with respect to any Employee Benefit Plan (other than a Multiemployer Plan); provided, however, that such engagement, termination, withdrawal, action, incurrence, failure or permitting shall not be deemed to have violated this clause (i) unless any such engagement, termination, withdrawal, action, incurrence, failure or permitting has resulted or could reasonably be expected to result in a Material Adverse Effect; (ii) at any time permit the termination of any defined benefit pension plan intended to be qualified under section 401(a) and 501(a) of the Code; provided, however, that such termination shall not be deemed to have violated this clause (ii) unless the payment by the Borrower or any Subsidiary of any amount as a result of such termination has resulted or could reasonably be expected to result in a Material Adverse Effect; or (iii) if the Borrower becomes obligated under a Multiemployer Plan, effect a complete or partial withdrawal such that the Borrower or the Subsidiaries incur withdrawal liability under Title IV of ERISA with respect to Multiemployer Plans or otherwise have liability under Title IV of ERISA; provided, however, that the incurrence of such liability shall not be deemed to be a violation of this clause (iii) unless the amount of the payment has resulted or could reasonably be expected to result in a Material Adverse Effect.

                  (j) REGULATION U COMPLIANCE.

                      The Borrower shall not use any portion of the proceeds of the Term Loans for the purpose of purchasing or carrying any margin stock, as that term is defined in Regulations U and X of the Board of Governors of the Federal Reserve System, or for any other purpose in violation of any requirement of Law or of the terms and conditions of this Agreement.

                  (k) ACCOUNTING CHANGES.

                      The Borrower will not, nor permit any of its Subsidiaries to, make or permit any change in its accounting policies or financial reporting practices and procedures, except as required or permitted by SAP or GAAP or as required by applicable Law.

                  (l) ARM'S-LENGTH TRANSACTIONS.

                      Except as set forth on the Disclosure Schedule, the Borrower will not, nor permit any of its Subsidiaries to, enter into or permit to exist any transaction (including any transaction involving the investment, purchase, sale, lease, transfer or exchange of any property or the rendering of any service) with any Affiliate (other than the Borrower or a Subsidiary) except in the ordinary course of the business and upon fair and reasonable terms not less favorable to the Borrower or such Subsidiaries than would be usual and customary in transactions with persons who are not such Affiliates.

        7.4       FINANCIAL COVENANTS.

                  (a) MINIMUM CONSOLIDATED FIXED CHARGE COVERAGE RATIO.

                      The Borrower shall not permit the Consolidated Fixed Charge Coverage Ratio as of the end of any fiscal quarter to be less than 1.15 to 1.00, in each case, for the Testing Period ending as of such fiscal quarter end.

                  (b) MINIMUM LEVERAGE RATIO.

                      The Borrower shall not permit the Consolidated Leverage Ratio of the Borrower and its consolidated Subsidiaries as of the end of any fiscal quarter to be greater than .20 to 1.00.

                  (c) MINIMUM RISK BASED CAPITAL RATIO.

                      The Borrower shall not permit the Risk-Based Capital Ratio for (i) Central Reserve Life Insurance Company to be less than 275% or
        (ii) Continental General Insurance Company to be less than 250%, in each case, determined at the end of each fiscal year of the Borrower.

                  (d) MINIMUM CONSOLIDATED TANGIBLE NET WORTH.

                      The Borrower shall not permit the Consolidated Tangible Net Worth of the Borrower and its consolidated Subsidiaries to be less than the amounts set forth opposite the periods below, measured at the end of each fiscal quarter, unless otherwise indicated:

              Period                               Amount
              ------                               ------

              Closing Date                         $142,500,000

              Thereafter through                   $142,500,000
              December 31, 2004                    plus 75% of Consolidated
                                                   Positive Net Earnings for
                                                   the last six months of
                                                   fiscal year 2003

              Thereafter through                   2004 requirement
              December 31, 2005                    plus 75% of Consolidated
                                                   Positive Net Earnings for
                                                   the fiscal year 2004


              Thereafter through                   2005 requirement
              December 31, 2006                    plus 75% of Consolidated
                                                   Positive Net Earnings for
                                                   the fiscal year 2005


              Thereafter through                   2006 requirement
              December 31, 2007                    plus 75% of Consolidated
                                                   Positive Net Earnings for
                                                   the fiscal year 2006

              Thereafter                           2007 requirement
                                                   plus 75% of Consolidated
                                                   Positive Net Earnings for
                                                   the fiscal year 2007

SECTION 8         EVENTS OF DEFAULT.

                  The occurrence of any one or more of the following events shall constitute an "Event of Default" hereunder:

        8.1       PAYMENT.

                  Failure by the Borrower to (i) make payment of principal on the Term Loans when due, (ii) make payment of interest on the Term Loans when due, which failure continues for three (3) Business Days after such required date of payment, or (iii) to pay any other Obligation (other than the payment of principal and interest on the Term Loans) when required to be paid hereunder to the extent such failure is not remedied within three (3) Business Days after notice of failure to pay any such Obligation has been delivered to the Borrower; or

         8.2       REPRESENTATIONS AND WARRANTIES.

                  Any warranty or representation made or deemed made by the Borrower or any Subsidiary Guarantor in this Agreement, any other Loan Document or any certificate, document or financial or other written statement furnished at any time in compliance with this Agreement shall prove to have been false or inaccurate in any material respect when made or deemed made; or

        8.3       VIOLATION OF CERTAIN COVENANTS.

                  Failure by the Borrower or any Subsidiary Guarantor to perform, keep or observe any other term, provision, condition or covenant contained in this Agreement (other than those provisions, terms or conditions referenced in Sections 8.1, 8.2, and 8.4 of this Agreement) or any other Loan Document and such failure shall continue without remedy for a period of thirty
(30) days; or

        8.4       VIOLATION OF FINANCIAL COVENANTS.

                  Failure by the Borrower to perform, keep, or observe any other term, provision, condition or covenant contained in Section 7.4; or

        8.5       CROSS-DEFAULT.

                  (i) Failure by the Borrower or any Subsidiary to make any payment on any Indebtedness having a principal amount in excess of $2,500,000 or more, when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), or (ii) the occurrence of any other event or the existence of any condition under any agreement or instrument relating to any such Indebtedness, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness, or (iii) the declaration of any such Indebtedness to be due and payable, or the requiring of any such Indebtedness to be prepaid or repurchased (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; or

        8.6       CHANGE IN CONTROL.

                  The occurrence of any Change in Control; or

        8.7       TERMINATION OF EXISTENCE.

                  The dissolution or termination of existence of the Borrower or any Subsidiary Guarantor unless permitted under Section 7.3(a); or

        8.8 FAILURE OF ENFORCEABILITY OF THIS AGREEMENT, CREDIT DOCUMENT; SECURITY.

                  If: (a) any material covenant, agreement or any Secured Obligation of the Borrower or any Subsidiary Guarantor contained in or evidenced by this Agreement or any of the other Loan Documents shall cease to be enforceable, or shall be determined to be unenforceable, in accordance with its terms, or (b) the Borrower or any Subsidiary Guarantor shall deny or disaffirm its obligations under this Agreement or any of the other Loan Documents or any of the Liens granted in connection therewith, or (c) any Liens in favor of the Agent or the Lenders granted in this Agreement or any of the other Loan Documents shall be determined to be void, voidable or invalid, or are not otherwise given the priority contemplated by this Agreement, or (d) any perfected Liens granted in favor of the Agent or the Lenders shall be determined to be unperfected, or (e) any Subsidiary Guarantor shall revoke or permit a payment default under such Subsidiary Guarantor's Subsidiary Guaranty; or

        8.9       ERISA.

                  If: (a) the Borrower, its Subsidiaries, or any of their ERISA Affiliates or any other Person institutes any steps to terminate an Employee Benefit Plan which is subject to Title IV of ERISA and, as a result of such termination, the Borrower or its Subsidiary, is required to make or could reasonably be expected to be required to make, a contribution to such Employee Benefit Plan the payment of which (i) when taken together with all like termination payments either has resulted in, or could reasonably be expected to result in, a Material Adverse Effect or (b) the Borrower, such Subsidiary or such ERISA Affiliate fails to make a contribution to any Employee Benefit Plan which failure would be sufficient to give rise to a Lien under Section 302(f) of ERISA on the assets of the Borrower or any Subsidiary; or

        8.10      JUDGMENTS.

                  Any money judgment, writ or warrant of attachment or similar process involving an amount, when aggregated with all such money judgment, writ or warrant of attachment or similar process outstanding at such time, in excess of $2,500,000, to the extent not insured by an insurance carrier which has acknowledged coverage in the amount of the claim without any material reservation of rights or which has been ordered by a court of competent jurisdiction to pay such claim, is entered or filed against any or all of the Borrower or any Subsidiary or against any of their respective assets and is not released, satisfied, discharged, vacated, fully bonded or stayed within thirty
(30) days after such judgment, writ or warrant of attachment or similar proceeding is entered; or

        8.11      FINANCIAL IMPAIRMENT.

                  The Financial Impairment of the Borrower and any Subsidiary Guarantor that accounts for at least 10% of the consolidated assets of the Borrower and its Subsidiaries.

SECTION 9         REMEDIES.

        9.1       ACCELERATION; TERMINATION.

                  Upon the occurrence of an Event of Default, the Agent may, and, at the written request of the Lenders, shall, without presentment, demand or notice of any kind all of which are hereby expressly waived by the Borrower, declare all of the Obligations immediately due and payable, anything in the Notes or other evidence of the Obligations or in any of the other Loan Documents to the contrary notwithstanding. In the circumstance that the Lenders have requested the Agent to take the foregoing actions, the Agent shall follow any specific instructions of the Lenders as to the actions to be taken to the extent not within the sole discretion of the Agent.

        9.2       AUTOMATIC ACCELERATION AND TERMINATION.

                  If any Event of Default referred to in Section 8.11 above shall occur, all of the Obligations then owing to the Agent or the Lenders shall thereupon become and thereafter be immediately due and payable in full, all without any presentment, demand or notice of any kind, which are hereby waived by the Borrower.

        9.3       GENERAL RIGHTS AND REMEDIES OF AGENT AND THE LENDERS.

                  With respect to the Collateral, the Agent shall have all of the rights and remedies of a secured party under the UCC or under other applicable Law. The Agent and the Lenders shall have all other legal and equitable rights to which each may be entitled, all of which rights and remedies shall be cumulative, and none of which shall be exclusive, to the extent permitted by Law, in addition to any other rights or remedies contained in this Agreement or in any of the other Loan Documents. Each Lender hereby expressly agrees that it will not take or cause to be taken, in respect of the Term Loans or the other Obligations or the Collateral, any action or remedy that is independent from the actions or remedies taken or to be taken by the Agent or the other Lender, except for any actions taken by any Lender necessary to preserve its rights in connection with any Event of Default described in Section 8.11.

        9.4       ADDITIONAL REMEDIES.

                  After the Obligations shall have been declared by the Agent to be or shall have otherwise hereunder become immediately due and payable, the Agent may, in its sole discretion, and, upon direction of the Lenders, shall, exercise the following rights and remedies to the extent permitted by applicable Law and in addition to any other right or remedy provided for in this Agreement:

                  (A) POSSESSION OF COLLATERAL.

                      The Agent shall have the right to take immediate possession of the Collateral and all Proceeds relating to such Collateral and: (i) require the Borrower and each of the Subsidiary Guarantors, at the Borrower's expense, to assemble the Collateral and make it available to the Agent at such facilities of the Borrower and the Subsidiary Guarantor as the Agent shall designate or (ii) enter any of the premises of the Borrower or the Subsidiary Guarantors or wherever any Collateral shall be located and to keep and store the same on such premises until sold. If the premises on which the Collateral are located is owned or leased by the Borrower or the Subsidiary Guarantor, then the Borrower or such Subsidiary Guarantor shall not charge the Agent for storage of such Collateral on such premises.

                  (b) FORECLOSURE OF LIENS.

                      The Agent shall have the right to foreclose the Liens created under this Agreement and each of the other Loan Documents or under any other agreement relating to the Collateral.

                  (c) DISPOSITION OF COLLATERAL.

                      The Agent shall have the right to sell or to otherwise dispose of all or any Collateral in its then condition, or after any further processing thereof, at public or private sale or sales, wholesale dispositions, or sales pursuant to one or more contracts, with such notice as may be required by Law, in lots or in bulk, for cash or on credit, all as the Agent, in its discretion, may deem advisable. The Borrower and each Subsidiary Guarantor acknowledges and covenants that ten (10) days written notice to the Borrower or such Subsidiary Guarantor of any public or private sale or other disposition of Collateral shall be reasonable notice thereof, and such sale shall be at the Borrower's or such Subsidiary Guarantor's premises or at such other locations where the Collateral then is located, or as otherwise determined by the Agent. The Agent shall have the right to conduct such sales on the Borrower's or the Subsidiary Guarantors' premises, without charge therefor, and such sales may be adjourned from time to time in accordance with applicable Law without further requirement of notice to the Borrower or such Subsidiary Guarantor. Each Lender shall have the right to bid or credit bid any such sale on its own behalf.

                  (d) APPLICATION OF COLLATERAL; APPLICATION OF LIQUIDATION PROCEEDS.

                      The Agent, with or without proceeding with sale or foreclosure or demanding payment of the Obligations, shall, without notice, at any time, appropriate and apply to the Secured Obligations any and all Collateral of the Borrower and the Subsidiary Guarantors in the possession of the Agent or the Lenders as follows. All monies received by the Agent or any Lender from the exercise of remedies under this Agreement or the other Loan Documents unless otherwise required by the terms of the other Loan Documents or by applicable Law, shall be applied as follows:

                      (i) First, to the payment of all reasonable expenses incurred by the Agent and the Lenders in connection with the exercise of such remedies, including, without limitation, all reasonable costs and expenses of collection, reasonable documented attorneys' fees, court costs and any foreclosure expenses;

                      (ii) Second, to the payment pro rata of interest then accrued on the outstanding Term Loans;

                      (iii) Third, to the payment pro rata of the principal balance then owing on the outstanding Term Loans in such order as the Agent may choose in its sole discretion;

                      (iv) Fourth, to the payment pro rata of any fees then accrued and payable to the Agent or any Lender under this Agreement;

                      (v) Finally, any remaining surplus, after all of the Term Loans have been paid in full and the Lenders have been paid, to the Borrower or to whomsoever shall be lawfully entitled thereto.

        9.5       SET-OFF.

                  If any Event of Default shall occur which is continuing and has not been waived, each Lender thereof shall have the right (in addition to such other rights as it may have by operation of Law or otherwise) at any time to set off against and to appropriate to and apply toward the payment of the Obligations, and all other liabilities under this Agreement and the other Loan Documents then owing to it, whether or not the same shall then have matured, any and all deposit (general or special) and any other Indebtedness at any time held or owing by such Lender or each Affiliate thereof to or for the credit or account of the Borrower, all without notice to or demand upon the Borrower or any other Person, all such notices and demands being hereby expressly waived.

        9.6       ACTIONS IN RESPECT OF PLEDGED COLLATERAL.

                  (a) VOTING; DIVIDENDS.

                      Upon the occurrence of an Event of Default which is continuing and which has not been waived, upon notice by the Agent to the Borrower or any applicable Subsidiary Guarantor, (i) the Agent shall have the right to receive any and all dividends, payments or other Proceeds paid in respect of the Pledged Collateral and make application thereof to the Secured Obligations in the order set forth in Section 9.4(d) of this Agreement, and (ii) the Agent or its nominee may exercise
        (A) all voting, consent, corporate and other rights pertaining to the Pledged Collateral at any meeting of shareholders or members of the relevant issuer or issuers and (B) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to the Pledged Collateral (including the right to exchange at its discretion any and all of the Pledged Collateral upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of any issuer of Pledged Collateral, the right to deposit and deliver any and all of the Pledged Collateral with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Agent may determine), all without liability except to account for property actually received by it, but the Agent shall have no duty to the Borrower or any Subsidiary Guarantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

                  (b) DELIVERY OF PROXIES.

                      In order to permit the Agent to exercise the voting and other rights which it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions which it may be entitled to receive hereunder, (i) upon the occurrence of an Event of Default which is continuing and which has not been waived, the Borrower and each Subsidiary Guarantor shall promptly execute and deliver (or cause to be executed and delivered) to the Agent all such proxies, dividend payment orders and other instruments as the Agent may from time to time reasonably request and (ii) without limiting the effect of clause (i) above, the Borrower or such Subsidiary Guarantor hereby grants to the Agent an irrevocable proxy to vote all or any part of the Pledged Collateral and to exercise all other rights, powers, privileges and remedies to which a holder of the Pledged Collateral would be entitled (including giving or withholding written consents of shareholders or members calling special meetings of shareholders or members, as the case may be, and voting at such meetings), which proxy shall be effective, automatically and without the necessity of any action (including any transfer of any Pledged Collateral on the record books of the issuer thereof) by any other Person (including the issuer of such Pledged Collateral or any officer or agent thereof) during the continuance of an Event of Default which has not been waived and which proxy shall only terminate upon the payment in full of the Secured Obligations.

                  (c) AUTHORIZATION TO ISSUERS.

                      The Borrower and each Subsidiary Guarantor hereby expressly authorizes and instructs each issuer of any Pledged Collateral pledged hereunder to (i) comply with any instruction received by it from the Agent in writing that (A) states that an Event of Default has occurred and is continuing and (B) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from the Borrower or such Subsidiary Guarantor, and the Borrower and each Subsidiary Guarantor agrees that such issuer shall be fully protected in so complying and (ii) unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Pledged Collateral directly to the Agent.

        9.7       PRIVATE SALE.

                  The Borrower and each Subsidiary Guarantor recognize that the Agent may be unable to effect a public sale of any or all the Pledged Collateral by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise or may determine that a public sale is impracticable or not commercially reasonable and, accordingly, may resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. The Borrower and each Subsidiary Guarantor acknowledge and agree that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Agent shall be under no obligation to delay a sale of any of the Pledged Collateral for the period of time necessary to permit the issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such issuer would agree to do so.

        9.8       AUTHORITY TO EXECUTE TRANSFERS.

                  Without limitation of any authorization granted to the Agent hereunder, the Borrower and each Subsidiary Guarantor also hereby authorizes the Agent, upon the occurrence of an Event of Default which is continuing and has not been waived, to execute, in connection with the exercise by the Agent of its remedies hereunder, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

        9.9       REMEDIES CUMULATIVE.

                  The above-stated remedies are not intended to be exhaustive and the full or partial exercise of any of such remedies shall not preclude the full or partial exercise of any other remedy by the Agent under this Agreement, under any Loan Document, or at equity or under Law.

        9.10      APPOINTMENT OF ATTORNEY-IN-FACT.

                  The Agent shall hereby have the right, and the Borrower and each Subsidiary Guarantor hereby irrevocably make, constitute, and appoint the Agent (and all officers, employees, or Agents designated by the Agent) as its true and lawful attorney-in-fact and Agent, with full power of substitution, from time to time but only to the extent following the occurrence of an Event of Default which is continuing and has not been waived: (a) to effectuate, in the Borrower's or such Subsidiary Guarantor's name, the Borrower's or such Subsidiary Guarantor's obligations under this Agreement, (b) in the Borrower's, such Subsidiary Guarantor's, or Agent's name: (i) to exercise all of the Borrower's or such Subsidiary Guarantor's rights and remedies with respect to the Collateral, (ii) if permitted by applicable Law, to sell or assign the Collateral upon such terms, for such amounts, and at such time or times as the Agent deems advisable, (iii) to take control, in any manner, of any item of payment or Proceeds relating to any Collateral, (iv) to do all acts and things reasonably necessary, in the Agent's good faith discretion, to fulfill the Borrower's or such Subsidiary Guarantor's obligations under this Agreement, (v) to endorse the name of the Borrower or such Subsidiary Guarantor upon any of the items of payment or Proceeds relating to any Collateral, (vi) to use the information recorded on or contained in any data processing equipment and computer hardware and software relating to the Collateral to which the Borrower or such Subsidiary Guarantor has access, and (vii) to make and adjust claims under such policies of insurance insuring the Collateral, receive and endorse the name of the Borrower or such Subsidiary Guarantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance insuring the Collateral, and make all determinations and decisions with respect to such policies of insurance. The Borrower and each Subsidiary Guarantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.

        9.11      LIMITATIONS ON REMEDIES IMPOSED BY INSURANCE LAWS.

                  Notwithstanding the provisions of this Section 9, any exercise of ownership, voting, transfer or other rights with respect to Pledged Collateral constituting capital stock or other direct or indirect interests in a Regulated Insurance Company shall be subject, to the extent required by law, to the obtaining of any prior consent of any insurance regulatory authority having jurisdiction over such Regulated Insurance Company.

SECTION 10        SUBSIDIARY GUARANTY.

        10.1      GUARANTEED OBLIGATIONS.

                  To induce the Lenders to make the Term Loans, and in consideration thereof, each of the Subsidiary Guarantors hereby unconditionally and irrevocably: (a) guarantees, jointly and severally, to the Agent and the Lenders the due and punctual payment in immediately available funds, of all of the Secured Obligations (whether by acceleration or otherwise) and (b) agrees, jointly and severally, to pay any and all expenses which may be incurred by the Agent in enforcing its rights with respect to such Secured Obligations on behalf of the Lenders (collectively, the "Guaranteed Obligations").

        10.2      MAXIMUM LIABILITY.

                  Solely in the event it is necessary for the enforceability of the Subsidiary Guaranty, the maximum liability of the Subsidiary Guarantor under its Subsidiary Guaranty for Guaranteed Obligations shall be the greatest amount which, after taking into consideration all other valid and enforceable debts and liabilities of the Subsidiary Guarantor, an applicable court has determined (after any appeals) would not render the Subsidiary Guarantor insolvent at the date legally relevant for such determination, unable to pay its debts as they become due, inadequately capitalized for the business which it intends to conduct (in all such cases, within the meaning of Section 548 of the Bankruptcy Code, 11 U.S.C. ss. 101, et. seq., or any other similar state Law), or unable to pay a judgment rendered upon a claim that is the subject of an action or proceeding pending at the time when the obligations of this Subsidiary Guaranty are incurred or increased.

        10.3      GUARANTY UNCONDITIONAL.

                  The obligations of the Subsidiary Guarantors under this Subsidiary Guaranty shall be joint and several, irrevocable, unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by (i) any extension, renewal, settlement, compromise, waiver or release in respect of any Obligation under this Agreement or any Loan Document by operation of Law or otherwise; (ii) any modification or amendment of or supplement to this Agreement or any Loan Document; (ii) any modification, amendment, waiver, release, non-perfection or invalidity of any direct or indirect security, or of any guarantee or other liability of any third party, of the Guaranteed Obligations; (iii) any change in the corporate existence, structure, or ownership of, or any Financial Impairment, other similar proceeding affecting the Borrower, any Subsidiary Guarantor or its assets or any resulting release or discharge of any of the Obligations of the Subsidiary Guarantors contained in this Agreement or any Loan Document; (iv) the existence of any claim, set-off or other rights which the Subsidiary Guarantor may have at any time against the Agent, any Lender or any other Person, whether or not arising in connection with this Agreement or any Loan Document, (v) any invalidity or unenforceability relating to or against the Borrower or its Subsidiary for any reason of this Agreement or any Loan Document or any provision of applicable Law purporting to prohibit the payment by the Borrower under this Agreement or any Loan Document; or (vi) to the extent permitted by applicable Law, any other act or omission to act or delay of any kind by the Subsidiary Guarantor, the Agent, any Lender or any other Person or any other circumstance whatsoever that might, but for the provisions of this paragraph, constitute a legal or equitable discharge of the Guaranteed Obligations.

        10.4      DISCHARGE; REINSTATEMENT.

                  The Guaranteed Obligations of each Subsidiary Guarantor shall remain in full force and effect until the Secured Obligations shall have been paid in full. If at any time any payment of any amount payable by Subsidiary Guarantor under this Section 10, any other section of this Agreement or other Loan Document is rescinded or must be otherwise restored or returned upon the insolvency, Bankruptcy or reorganization of any Subsidiary Guarantor or otherwise, the other Subsidiary Guarantor's obligations under this Section 10 with respect to such payment shall be reinstated at such time as though such payment had become due but had not been made at such time. This Section 10 shall survive the termination of this Agreement until the payment in full of all amounts payable under this Agreement and any Loan Documents.

        10.5      WAIVER.

                  No Subsidiary Guarantor shall be entitled to enforce any remedy which the Agent or any Lender now has or may hereafter have against the Borrower, any endorser or any Guarantor or other Subsidiary Guarantor in respect of all or any part of the Guaranteed Obligations paid by the Subsidiary Guarantor until all of the Secured Obligations are terminated. Each Subsidiary Guarantor hereby waives any benefit of, and any right to participate in, any security or collateral given to the Agent for the benefit of the Lenders to secure payment of the Guaranteed Obligations or any other liability of the Borrower or any Subsidiary Guarantor to the Agent or any Lender. Each Subsidiary Guarantor also waives all setoffs and counterclaims and all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, and notices of acceptance of this Subsidiary Guaranty. Each Subsidiary Guarantor further waives all notices of the existence, creation or incurring of additional Secured Obligations, and also waives all notices that the principal amount, or any portion thereof, and/or any interest on any instrument or document evidencing all or any part of the Guaranteed Obligations is due, notices of any and all proceedings to collect all or any part of the Guaranteed Obligations, and, to the extent permitted by Law, notices of exchange, sale, surrender or other handling of any Collateral given to the Agent for the benefit of the Agent and the Lenders.

        10.6      STAY OF ACCELERATION.

                  If acceleration of the time for payment of any amount payable by any Subsidiary Guarantor under this Agreement or other Loan Document in respect of a Guaranteed Obligation is stayed upon the insolvency, Bankruptcy or reorganization of any Subsidiary Guarantor all such amounts otherwise subject to acceleration under the terms of this Agreement shall nonetheless be payable by the other Subsidiary Guarantors hereunder forthwith on demand by the Agent.

        10.7      SUBROGATION AND CONTRIBUTION RIGHTS.

                  In addition to all rights of indemnity and subrogation that the Subsidiary Guarantors may have under applicable Law, the Borrower agrees that the Borrower will indemnify such Subsidiary Guarantor for the full amount of any payment made thereby pursuant to this Section with respect to the Guaranteed Obligations and such Subsidiary Guarantor shall be subrogated to the rights of the Person to whom payment is made to the extent of such payment; provided, however, that such Subsidiary Guarantor shall not enforce its rights to any payment by way of indemnity or subrogation until all of the Secured Obligations shall have been finally paid in full and may not under applicable insolvency laws be required to be repaid by the Lenders. If any Subsidiary Guarantor makes a payment in respect of the Guaranteed Obligations, it shall be subrogated to the rights, if any, of the payees against the other Subsidiary Guarantors with respect to such payment. No Subsidiary Guarantor shall enforce any rights to any contribution payments from other Subsidiary Guarantors by way of subrogation or by exercising its right of contribution until all of the Secured Obligations shall have been finally paid in full and may not under applicable insolvency Laws be required to be repaid by the Lenders.

SECTION 11        THE AGENT.

        11.1      THE AGENT.

                  Each Lender irrevocably appoints the Agent to act as Agent under this Agreement and the other Loan Documents for the benefit of such Lender with full authority to take such actions, and to exercise such powers, on behalf of such Lender in respect of this Agreement and the other Loan Documents as are herein and therein respectively delegated to the Agent or as are reasonably incidental to those delegated powers. The Agent in such capacity shall be deemed to be an independent contractor of the Lenders. Each of the Lenders expressly agrees that, without first obtaining the prior written consent of the Agent or the other Lender, such Lender shall not take or cause to be taken, in respect of the Secured Obligations hereunder or the Collateral, any enforcement or remedial action that is independent from the actions or remedies taken or to be taken by the Agent, except for any actions taken by any Lender which are necessary to preserve its rights in connection with any Event of Default described in Section
8.11 of this Agreement.

        11.2      NATURE OF APPOINTMENT.

                  The Agent shall not have any fiduciary relationship with any Lender by reason of this Agreement and the other Loan Documents. The Agent shall not have any duty or responsibility whatsoever to any Lender except those expressly set forth in this Agreement and the other Loan Documents. Without limiting the generality of the foregoing, each Lender acknowledges that the Agent is acting as such solely as a convenience to the Lenders and not as a manager of the Commitments or the Obligations evidenced by the Term Notes. This
Section 11 does not confer any rights upon the Borrower or anyone else (except the Lenders), whether as a third party beneficiary or otherwise.

        11.3      AGENT AS LENDER; OTHER TRANSACTIONS.

                  The Agent's rights as a Lender under this Agreement and the other Loan Documents shall not be affected by serving as the Agent. The Agent and its Affiliates may generally transact any banking, financial, trust, advisory or other business with the Borrower and its Subsidiaries without notice to the Lenders, without accounting to the Lenders and without prejudice to the Agent's rights as a Lender under this Agreement and the other Loan Documents except as may be expressly required under this Agreement.

        11.4      INSTRUCTIONS FROM LENDERS.

                  The Agent shall not be required to exercise any discretion or take any action as to matters not expressly provided for by this Agreement and the other Loan Documents (including, without limitation, collection and enforcement actions in respect of any Secured Obligations and any Collateral therefor) except as may be reasonably requested of it in writing by the Lenders; provided, however, that the Agent shall not be required to act (or omit any act) if, in its judgment, any such action or omission might expose the Agent to personal liability or might be contrary to this Agreement, any Loan Document or any applicable Law.

        11.5      LENDER'S DILIGENCE.

                  Each Lender represents and warrants that it has made its decision to enter into this Agreement and the other Loan Documents and agrees that it will make its own decision as to taking or not taking future actions in respect of this Agreement and the other Loan Documents; in each case without reliance on the Agent or any other Lender and on the basis of its independent credit analysis and its independent examination of and inquiry into such documents and other matters as it deems relevant and material.

        11.6      NO IMPLIED REPRESENTATIONS.

                  The Agent shall not be liable for any representation, warranty, agreement or obligation of any kind of any other party to this Agreement or anyone else, whether made or implied by the Borrower or any Subsidiary Guarantor in this Agreement or any Loan Document or by a Lender in any notice or other communication or by anyone else or otherwise.

        11.7      SUB-AGENTS.

                  The Agent may employ agents and shall not be liable (except as to money or property received by it or its agents) for any negligence or willful misconduct of any such agent selected by it with reasonable care.

        11.8      AGENT'S DILIGENCE.

                  The Agent shall not be required: (a) to keep itself informed as to anyone's compliance with any provision of this Agreement or any Loan Document, (b) to make any inquiry into the properties, financial condition or operation of the Borrower and its Subsidiaries or any other matter relating to this Agreement or any Loan Document, (c) to report to any Lender any information (other than which this Agreement or any Loan Document expressly requires to be so reported) that the Agent or any of its Affiliates may have or acquire in respect of the properties, business or financial condition of the Borrower and its Subsidiaries or any other matter relating to this Agreement or any Loan Document or (d) to inquire into the validity, effectiveness or genuineness of this Agreement or any Loan Document.

        11.9      NOTICE OF DEFAULT.

                  The Agent shall not be deemed to have knowledge of any Potential Default or Event of Default unless and until it shall have received a written notice describing such Potential Default or Event of Default and citing the relevant provision of this Agreement or any Loan Document. The Agent shall give each Lender reasonably prompt notice of any such written notice.

        11.10     AGENT'S LIABILITY.

                  Neither the Agent (acting in its capacity as Agent), nor any directors, officers, employees, attorneys, and other agents acting for the Agent, as the case may be, in such capacities respectively, shall be liable for any action or omission on their respective parts except for gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the
Agent: (a) may treat the payee of any Term Note as the holder thereof until the Agent receives a fully executed copy of any assignment with respect thereto, signed by such payee and in form satisfactory to the Agent; (b) may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts which have been selected by the Agent with reasonable care; (c) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made in or in connection with this Agreement or any other Loan Document, including, without limitation, the truth of the statements made in any certificate delivered by the Borrower hereunder, the Agent being entitled to rely conclusively upon such certificates; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any other Loan Document or to inspect the property (including the books and records) of the Borrower; (e) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, or collateral covered by any agreement or any other Loan Document and (f) shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, telecopy, cable or telex) believed by it in good faith to be genuine and correct and signed or sent by the proper party or parties.

                  Neither the Agent nor any of directors, officers, employees or agents thereof shall have any responsibility to the Borrower or any Subsidiary Guarantor on account of the failure of or delay in performance or breach by any Lender of any of its obligations hereunder or to any Lender on account of the failure of or delay in performance or breach by any other Lender or the Borrower or any Subsidiary Guarantor of any of their respective obligations hereunder or under any Loan Document or in connection herewith or therewith. The Lenders each hereby acknowledge that the Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement or any other Loan Document unless it shall be requested in writing to do so by the Lenders.

        11.11     AGENT'S INDEMNITY.

                  The Lenders shall indemnify the Agent, in its capacity as Agent (to the extent the Agent is not reimbursed by the Borrower), from and against: (a) any loss or liability (other than any caused by the Agent's gross negligence or willful misconduct) incurred by the Agent as such in respect of this Agreement or any Loan Document and (b) any out-of-pocket expenses incurred in defending itself or otherwise related to this Agreement or any Loan Document (other than any caused by the Agent's gross negligence or willful misconduct) including, without limitation, reasonable fees and disbursements of legal counsel of its own selection (including, without limitation, the reasonable interdepartmental charges of its salaried attorneys) in the defense of any claim against it or in the prosecution of its rights and remedies as the Agent (other than the loss, liability or costs incurred by the Agent in the defense of any claim against it by the Lenders arising in connection with its actions in its capacity as Agent); provided, however, that each Lender shall be liable for only its pro rata share of the whole loss or liability.

        11.12     RESIGNATION OF AGENT.

                  The Agent may resign as Agent for any reason effective twenty
(20) Business Days after giving notice thereof to the Lenders and the Borrower. If the Agent shall resign as

Agent, then the retiring Agent may appoint a successor Agent reasonably acceptable to the Lenders and the Borrower, provided that The CIT Group/Equipment Financing, Inc. shall be deemed an acceptable successor Agent by the parties hereto so long as The CIT Group/Equipment Financing, Inc. is a Lender at the time of such appointment. Upon appointment and acceptance of such appointment as "Agent," the successor Agent shall succeed to the rights, powers and duties of the Agent, and the term "Agent" shall mean such successor Agent, effective upon its appointment and acceptance, and the former Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement. After any retiring Agent's resignation hereunder as Agent, the provisions of Section 11.11 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

SECTION 12        INDEMNITIES.

        12.1      INCREASED COSTS.

                  If, after the Closing Date, (a) the introduction of any Law, rule or regulation or any change therein, (b) any change in the interpretation or administration of any Law, rule or regulation by any central bank or other governmental authority or (b) the compliance by any Lender with any guideline, request or directive from any central bank or other governmental authority (whether or not having the force of Law) shall increase the cost to any Lender (other than any increase in the cost of the overhead of such Lender) of agreeing to make or making, funding or maintaining Term Loans to the Borrower, then the Borrower shall from time to time, upon demand by such Lender (with a copy of such demand to the Agent), pay to the Agent for the account of such Lender additional amounts sufficient to indemnify such Lender for such increased cost.

        12.2      RISK-BASED CAPITAL.

                  If any Lender shall have determined that after the Closing Date, the adoption of any applicable Law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged by Law with the interpretation or administration thereof, or compliance by such Lender or the parent corporation thereof with any request or directive regarding capital adequacy (whether or not having the force of Law) of any such authority, central bank, or comparable agency, in each case made subsequent to the Closing Date, has or would have the effect of reducing by an amount reasonably deemed by such Lender to be material to the rate of return on the capital or assets of such Lender or the parent corporation thereof as a consequence of the commitments or obligations of such Lender under this Agreement to a level below that which such Lender or the parent corporation could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration policies of such Lender or the parent corporation with respect to capital adequacy), then from time to time, within 15 days after demand by such Lender (with a copy to the Agent), the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or the parent corporation for such reduction. Each Lender, upon determining in good faith that any additional amounts will be payable, which such Lender reasonably determines is attributable to this Agreement, pursuant to this Section 12.2, will give prompt written demand therefor.

        12.3      TAXES.

                  (a) TAXES; WITHHOLDING.

                      Any and all payments by the Borrower hereunder shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender, taxes imposed on its income, and franchise taxes imposed on it, by the United States (or any state or municipality located therein) the jurisdiction under the Laws of which such Lender is organized or is doing business, or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by Law to deduct any Taxes from or in respect of any sum payable hereunder or under any Term Note: (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 12.3) such Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Law. All such Taxes shall be paid by the Borrower prior to the date on which penalties attach thereto or interest accrues thereon.

                  (b) STAMP TAXES.

                      The Borrower agrees to pay, and will indemnify each Lender and the Agent for, any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under the Term Notes or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or the Term Notes ("Other Taxes").

                  (c) OTHER TAXES.

                      The Borrower will indemnify each Lender and the Agent for the full amount of Taxes or Other Taxes paid by such Lender or the Agent and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Any indemnification payment shall be made within thirty (30) days from the date such Lender or the Agent makes written demand therefor.

                  (d) REQUEST FOR REFUND.

                      At the reasonable request of the Borrower, each Lender or the Agent shall apply at the Borrower's expense for a refund in respect of Taxes or Other Taxes previously paid by the Borrower if in the opinion of such Lender or the Agent there is a reasonable basis for such refund. Notwithstanding the foregoing, none of the Lenders or the Agent shall be obligated to pursue such refund if, in its sole good faith judgment, such action would be disadvantageous to it, but shall be required to cooperate in good faith with the Borrower if the Borrower should choose to pursue such refund. If any Lender or the Agent subsequently receives from a taxing authority a refund (whether by way of direct refund, credit, offset or otherwise) of any Tax for which the Borrower has indemnified the Lender pursuant to this Section, such Lender or the Agent shall within thirty (30) days after receipt of such refund, and to the extent permitted by applicable Law, pay to the Borrower the net amount of any such recovery after deducting taxes and expenses attributable thereto.

                  (e) NON-U.S. LENDERS

                      (i) Each Lender that is not incorporated under the laws of the United States of America or a state thereof (each a "Non-U.S. Lender") agrees that it will, not more than ten Business Days after the date on which it becomes a party to this Agreement (but in any event before a payment is due to it hereunder), (i) deliver to the Agent and the

        Borrower two duly completed copies of United States Internal Revenue Service Form W-8BEN or W-8ECI or successor forms, certifying in either case that such Lender is entitled to receive payments hereunder or under any Term Note, as the case may be, without deduction or withholding of any United States federal income taxes, or (ii) deliver to the Agent and the Borrower a United States Internal Revenue Service Form W-8IMY or successor form together with the applicable accompanying duly completed copies of United States Internal Revenue Service applicable Forms W-8 or W-9 or successor forms, as the case may be, and certify that it is entitled to an exemption from United States withholding tax. Each Non-U.S. Lender further undertakes to deliver to each of the Borrower and the Agent renewals or additional copies of such form (or any amendment thereto or successor form) (x) on or before the date that such form expires or becomes obsolete, (y) after the occurrence of any event requiring a change in the most recent forms so delivered by it and (z) from time to time upon reasonable request by the Borrower or the Agent. All forms or amendments described in the preceding sentence shall certify that such Lender is entitled to receive payments hereunder or under any Term Note, as the case may be, without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form or amendment with respect to it and such Lender advises the Borrower and the Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

                      (ii) For any period during which a Non-U.S. Lender has failed to provide the Borrower with an appropriate form pursuant to clause (i) above (unless such failure is due to a change in treaty, law or regulation, or any change in the interpretation or administration thereof by any governmental authority, occurring subsequent to the date on which a form originally was required to be provided), the Borrower shall not gross up the payments as provided under Section 12.3(a) with respect to such Non-U.S. Lender, and such Non-U.S. Lender shall not be entitled to indemnification under Section 12.3(c) with respect to Taxes imposed by the United States.

                      (iii) Any Lender that is entitled to an exemption from or reduction of withholding tax with respect to payments hereunder or under any Term Note, as the case may be, pursuant to the law of any relevant jurisdiction or any treaty shall deliver to the Borrower (with a copy to the Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate.

                  (f) SURVIVAL OF PROVISION.

                      Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and liabilities of the Borrower, each Lender and the Agent contained in this Section shall survive the payment in full of the Secured Obligations.

        12.4      LOSSES.

                  If any payment of principal of, or Rate Conversion or Rate Continuation of, any LIBOR Rate Borrowing is not paid when due or is made on a day other than on the last day of an Interest Period, as a result of a payment, or Rate Conversion or Rate Continuation or acceleration of the maturity of the Term Notes or for any other reason, the Borrower shall, upon demand by any Lender (with a copy of such demand to the Agent), pay to the Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses which it may reasonably incur as a result of such payment or Rate Conversion or Rate

Continuation, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund or maintain such Term Loan.

        12.5      INDEMNIFICATION FOR REQUESTS.

                  Whenever the Borrower: (a) shall revoke any Rate Conversion/Continuation Request involving any LIBOR Rate Borrowing, (b) shall for any other reason fail to borrow pursuant to any such Rate Conversion/Continuation Request or otherwise comply therewith, (c) shall fail to fulfill, on or before the date specified in any such request, the applicable conditions set forth in Section 3 of this Agreement or (d) shall fail to honor any prepayment notice with respect to LIBOR Rate Borrowings, then, in each case on any Lender's demand, the Borrower shall indemnify each Lender and the Agent against any loss, cost or expense incurred by such Lender or the Agent as a result of any such failure by the Borrower, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender or the Agent to fund the LIBOR Rate Borrowing.

        12.6      GENERAL INDEMNITY.

                  The Borrower and each Subsidiary Guarantor shall jointly and severally indemnify and hold harmless the Agent and each Lender, and the respective directors, officers, employees and Affiliates thereof, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever including, without limitation, reasonable fees and disbursements of counsel and settlements costs, which may be imposed on, incurred by, or asserted against any of them in connection with any investigative, administrative or judicial proceeding (whether any of them is or is not designated as a party thereto) directly or indirectly relating to or arising out of this Agreement or any other Loan Document, the transactions contemplated thereby, or any actual or proposed use of Proceeds hereunder or thereunder, except that neither the Agent nor any Lender, nor any such directors, officers, employees and Affiliates thereof shall have the right to be indemnified hereunder for its own gross negligence or willful misconduct as determined by a court of competent jurisdiction.

        12.7      ENVIRONMENTAL INDEMNITY.

                  The Borrower and each Subsidiary Guarantor shall, at its sole cost and expense, jointly and severally indemnify, defend and save harmless the Agent, each Lender, and each of their respective officers, directors, employees, agents, representatives and contractors and any subsequent owner of the Collateral who purchases Collateral through the Lender or pursuant to any enforcement action by the Lender, from and against any and all damages, losses, liabilities, obligations, penalties, claims, litigations, demands, defenses, judgments, suits, actions, proceedings, costs, disbursements and/or expenses (including, without limitation, reasonable attorneys' and experts' fees, expenses and disbursements) of any kind or nature whatsoever which may at any time be imposed upon, incurred by or asserted against any of such indemnified Persons directly or indirectly relating to, resulting from or arising out of:
(i) Environmental Claims against the Borrower or such Subsidiary Guarantor, (ii) a material misrepresentation or inaccuracy in any representation or warranty contained in this Agreement relating to any environmental matters or (iii) a breach or failure to perform any covenant made by the Borrower in this Agreement with respect to environmental matters which continues uncured after the expiration of any applicable grace period. The Borrower will pay any such sums five (5) days after demand by the Agent, together with interest on such amount accruing from and after the expiration of such period at the default rate of interest hereunder.

        12.8      CERTIFICATE FOR INDEMNIFICATION.

                  Each demand by the Agent or a Lender for payment pursuant to this Section 12 shall be accompanied by a certificate setting forth the reason for the payment, the amount to be paid, and the computations and assumptions in determining the amount, which certificate shall, absent manifest error, be presumed to be correct. In determining the amount of any such payment thereunder, the Agent and each Lender may use reasonable averaging and attribution methods, so long as such methods are set forth in the certificate referred to in the preceding sentence. The failure to give any such notice shall not release or diminish any of the Borrower's obligations to pay additional amounts pursuant to this Section 12 upon the subsequent receipt of such notice.

SECTION 13        GENERAL.

        This Agreement and the other Loan Documents shall be governed by the following provisions:

        13.1      AMENDMENTS AND WAIVERS.

                  No amendment or waiver of any provision of this Agreement or the Term Notes or any other Loan Document, nor consent to any departure therefrom, shall be effective unless the same shall be in writing and signed by the Requisite Lenders, and, any amendment, waiver or consent hereunder shall be effective only in the specific instance and for the specific purpose for which given.

        13.2      GENERAL APPOINTMENT AS ATTORNEY-IN-FACT.

                  The Borrower and each Subsidiary Guarantor hereby irrevocably constitute and appoint the Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Borrower and such Subsidiary Guarantor and in the name of the Borrower and such Subsidiary Guarantor or in its own name, from time to time following the occurrence of an Event of Default which is continuing (unless waived in accordance herewith), in the Agent's reasonable discretion, for the purpose of carrying out the terms of this Agreement, without notice (except as specifically provided herein) to or assent by the Borrower, to take to the extent permitted by Law any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, including, without limiting the generality of the foregoing, the power and right, on behalf of the Borrower and such Subsidiary Guarantor, to do the following: (a) to pay or discharge taxes, liens, security interests or other encumbrances levied or placed on or threatened against the Collateral, to effect any repairs or any insurance, called for by the terms of this Agreement and to pay all or any part of the premiums therefor and the costs thereof, and otherwise to itself perform or comply with, or otherwise cause performance or compliance with, any of the covenants or other agreements of the Borrower and such Subsidiary Guarantor contained in this Agreement which the Borrower or such Subsidiary Guarantor has failed to perform or with which the Borrower or such Subsidiary Guarantor has not complied; (b) to enforce any right in respect of any Collateral; (c) to defend any suit, action or proceeding brought against the Borrower or such Subsidiary Guarantor with respect to any Collateral; (d) to settle, compromise or adjust any suit, action or proceeding described above and, in connection therewith, to give such discharges or releases as the Agent may deem appropriate; (e) to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral generally as fully and completely as though the Agent were the absolute owner thereof for all purposes; and (f) to do, at the Agent's option and the Borrower's expense, at any time, or from time to time, all acts and things which the Agent reasonably deems necessary to protect, preserve or realize upon the Collateral and the Agent's security interest therein, in order to effect the intent of this Agreement, all as fully and effectively as the Borrower or such Subsidiary Guarantor might do. The Borrower and each Subsidiary Guarantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.

                  (a) AGENT NOT LIABLE.

                      The powers conferred on the Agent hereunder are solely to protect its interests in the Collateral and shall not impose any duty upon it to exercise any such powers. The Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers and neither it nor any of its officers, directors, employees or agents shall be responsible to the Borrower for any act or failure to act, except for its own gross negligence or willful misconduct.

                  (b) PERFORMANCE BY AGENT OF THE BORROWER'S OBLIGATIONS.

                      If the Borrower or any Subsidiary Guarantor fails to perform or comply with any of its agreements contained herein and an Event of Default shall have occurred which is continuing and has not been waived, and the Agent shall itself perform or comply, or otherwise cause performance or compliance, with such agreement, the reasonable expenses of the Agent incurred in connection with such performance or compliance, together with interest thereon at the highest rate of interest that would from time to time apply to any Type of Borrowing, shall be payable by the Borrower to the Agent on demand.

        13.3      CUMULATIVE PROVISIONS.

                  Each right, power or privilege specified or referred to in this Agreement is in addition to and not in limitation of any other rights, powers and privileges that the Agent and the Lenders may otherwise have or acquire by operation of Law, by other contract or otherwise.

        13.4      BINDING EFFECT.

                  This Agreement shall be binding upon and inure to the benefit of the Borrower, the Subsidiary Guarantors, the Agent, the Lenders and their respective successors and assigns, except that neither the Borrower nor the Subsidiary Guarantors shall have the right to assign their rights hereunder or any interest herein without the prior written consent of the Lenders.

        13.5      COSTS AND EXPENSES.

                  The Borrower agrees to pay on demand (a) all reasonable costs and expenses of: the Agent (including, without limitation, the reasonable fees and out-of-pocket expenses of counsel) in connection with the preparation, execution, delivery, administration, modification, amendment and waiver of this Agreement or the other Loan Documents (b) the Agent and the Lenders (including, without limitation, the reasonable fees and out-of-pocket expenses of counsel) in connection with the enforcement of, the exercise of remedies under, or the preservation of rights and remedies under this Agreement or any of the other Loan Documents (including any collection, bankruptcy or other enforcement proceedings arising with respect to the Borrower, this Agreement, or any Event of Default under this Agreement); provided, however, that if there is a material conflict of interest between the Agent and the other Lenders, the Lenders who are not acting in the capacity as the Agent shall be entitled to reimbursement for not more than one counsel representing all such Lenders.

        13.6      SURVIVAL OF PROVISIONS.

                  All representations and warranties made in or pursuant to this Agreement shall survive the execution and delivery of this Agreement. The provisions of Section 12 of this Agreement shall survive the payment of the Secured Obligations and any other Indebtedness owed by the Borrower hereunder and the termination of this Agreement (whether by acceleration or otherwise).

        13.7      CAPTIONS.

                  The several captions to different Sections and the respective subsections thereof are inserted for convenience only and shall be ignored in interpreting the provisions of this Agreement.

        13.8      SHARING OF INFORMATION; CONFIDENTIALITY.

                  (a) The Agent and each Lender shall have the right to furnish to its Affiliates, its accountants, its employees, its officers, its directors, its legal counsel, potential participants, and to any governmental agency having jurisdiction, information concerning the business, financial condition, and property of the Borrower, the amount of the Term Loans of the Borrower hereunder, and the terms, conditions and other provisions applicable to the respective parts thereof.

                  (b) Each Lender shall hold all non-public information furnished by or on behalf of the Borrower in connection with such Lender's evaluation of whether to become a lender hereunder or obtained by such Lender pursuant to the requirements of this Agreement ("Confidential Information") in accordance with its customary procedure for handling confidential information of this nature and in accordance with safe and sound banking or lending practices; provided that any Lender and/or its Affiliates may disclose any such Confidential Information (a) to their respective affiliates, directors, officers, employees, auditors or counsel for purposes related to this Agreement, provided that the Lender disclosing such confidential information pursuant to this clause (a) shall remain liable for any non-permitted disclosure of such information by any such employee, director, agent, attorney, accountant or professional advisor, (b) as has become generally available to the public other than as a result of disclosure in violation of this Section 13.8(b), (c) as has become available to such Lender or any such Affiliate on a non-confidential basis from a source other than the Borrower and its Affiliates, provided that the source is not known by such Lender to be prohibited from transmitting such information to such Lender by a contractual, legal or fiduciary obligation, (d) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state or Federal regulatory body having or claiming to have jurisdiction over such Lender and/or its Affiliates, (e) as may be required or appropriate in respect to any summons or subpoena or in connection with any litigation or other judicial process (it being understood that, to the extent reasonably practicable under the circumstances, the Borrower shall be given prior notice and an opportunity to contest any proposed disclosure pursuant to this clause (e)), (f) in order to comply with any law, order, regulation or ruling applicable to such Lender and/or its Affiliates, and (g) to any permitted prospective or actual syndicate member or participant in the Term Loans, provided that such prospective or actual syndicate member or participant agrees with the respective assigning Lender to be bound by the provisions of this Section 13.8(b). The provisions of this Section 13.8(b) shall survive any termination of this Agreement.

        13.9      INTEREST RATE LIMITATION.

                  Notwithstanding anything herein to the contrary, if at any time the applicable interest rate, together with all fees and charges that are treated as interest under applicable Law as provided for herein or in any other document executed in connection herewith, or otherwise contracted for, charged, taken, received or reserved by any Lender shall exceed the maximum lawful rate that may be contracted for, charged, taken, received or reserved by the Lender in accordance with applicable Law (the "Maximum Lawful Rate"), then so long as the Maximum Lawful Rate would be so exceeded, the rate of interest and all such charges payable, contracted for, charged, taken, received or reserved in respect of the Term Loans shall be equal to the Maximum Lawful Rate; provided, that, if any time thereafter the applicable interest rate, together with all fees and charges that are treated as interest under applicable Law as provided for herein or in any other document executed in connection herewith, or otherwise contracted for, charged, taken, received or reserved by the Lenders shall be less than the Maximum Lawful Rate, the Borrower shall continue to pay such interest and fees hereunder at the Maximum Lawful Rate until such time as the total interest received by the Agent for the benefit of the Lenders is equal to the total interest and fees that would have been received had the interest rate payable hereunder been (but for the operation of this Section 13.9) the interest rate payable since the Closing Date as otherwise provided in this Agreement. Thereafter, interest payable hereunder shall be paid at the rate(s) of interest and the charges provided in Section 2.4 of this Agreement, unless and until the rate of interest again exceeds the Maximum Lawful Rate, and at that time this Section 13.9 shall again apply. In no event shall the total interest, together with all fees and charges that are treated like interest, received by any Lender pursuant to the terms hereof exceed the amount which such Lender could lawfully have received had the interest and such fees and charges due hereunder been calculated for the full term hereof at the Maximum Lawful Rate. If, notwithstanding the provisions of this Section 13.9, a court of competent jurisdiction shall finally determine that a Lender or has received interest, or fees and charges that are treated like interest, hereunder in excess of the Maximum Lawful Rate, the Agent shall, to the extent permitted by applicable Law, promptly apply such excess to the principal amounts owing to such Lender and thereafter shall refund any excess to the Borrower or as a court of competent jurisdiction may otherwise order.

        13.10     LIMITATION OF LIABILITY.

                  To the extent permitted by applicable Law, no claim may be made by the Borrower, any of the Subsidiary Guarantors, the Agent, any Lender or any other Person against the Agent, Lenders, or the Affiliates, directors, officers, employees, agents, attorneys and consultants of any of them, for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and the Agent, the Borrower, each Subsidiary Guarantor and the Lenders hereby waive, release and agree not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

        13.11     ILLEGALITY.

                  If any provision in this Agreement or any other Loan Document shall for any reason be or become illegal, void or unenforceable, that illegality, voidness or unenforceability shall not affect any other provision.

        13.12     NOTICES.

                  All notices, requests, demands and other communications provided for hereunder shall be in writing and shall be given solely: (a) by hand delivery or by overnight courier delivery service, with all charges paid,
(b) by facsimile transmission, if confirmed same day in writing by first class mail mailed, or (c) by registered or certified mail, postage prepaid and addressed to the parties. For the purposes of this Agreement, such notices shall be deemed to be given and received: (i) if by hand or by overnight courier service, upon actual receipt, (ii) if by facsimile transmission, upon receipt of machine-generated confirmation of such transmission (and provided the above-stated written confirmation is sent) or (iii) if by registered or certified mail, upon the first to occur of actual receipt or the expiration of 48 hours after deposit with the U.S. Postal Service; provided, however, that notices from the Borrower to Agent or, the Lenders pursuant to any of the provisions hereof, shall not be effective until actually received. Notices or other communications hereunder shall be addressed, at the address specified on the signature pages of this Agreement.

        13.13     GOVERNING LAW.

                  This Agreement and the other Loan Documents and the respective rights and obligations of the parties hereto shall be governed by and construed in accordance with the internal Laws of the State of Ohio (without giving effect to the conflict of laws rules thereof and except to the extent perfection of the Agent's security interests and Liens and the effect thereof are otherwise governed pursuant to the UCC or the applicable Law of any foreign jurisdiction).

        13.14     ENTIRE AGREEMENT.

                  This Agreement and the other Loan Documents referred to in or otherwise contemplated by this Agreement set forth the entire agreement of the parties as to the transactions contemplated by this Agreement.

        13.15     JURY TRIAL WAIVER.

                  THE BORROWER, EACH OF THE SUBSIDIARY GUARANTORS, THE AGENT, AND EACH OF THE LENDERS WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG ANY OR ALL OF THEM, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO.

        13.16     JURISDICTION.

                  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF ANY OHIO STATE COURT OR FEDERAL COURT OF THE UNITED STATED OF AMERICA SITTING IN FRANKLIN COUNTY, OHIO, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR ANY LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH OHIO STATE OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT ANY PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, THE REVOLVING CREDIT NOTES OR ANY LOAN DOCUMENT IN THE COURTS OF ANY JURISDICTION.

        13.17     VENUE; INCONVENIENT FORUM.

                  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE REVOLVING CREDIT NOTES OR ANY OTHER LOAN DOCUMENT IN ANY OHIO STATE OR FEDERAL COURT SITTING IN OHIO. EACH OF THE PARTIES HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT. THE BORROWER AND EACH SUBSIDIARY GUARANTOR CONFIRM THAT THE FOREGOING WAIVERS ARE INFORMED AND FREELY MADE.

        13.18     EXECUTION IN COUNTERPARTS; EXECUTION BY FACSIMILE.

                  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart hereof by facsimile shall be effective as manual delivery of such counterpart; provided, however, that, each party hereto will promptly thereafter deliver counterpart originals of such counterpart facsimiles delivered by or on behalf of such party.


                     [REMAINDER OF PAGE INTENTIONALLY BLANK]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers or Agents thereunto duly authorized, as of the date first above written.

                                  BORROWER

                                  CERES GROUP, INC., AS THE BORROWER

                                  ------------------------------------
                                  By: David Vickers
                                  Its:   Chief Financial Officer

                                  Address for notices:

                                  17800 Royalton Road
                                  Strongsville, Ohio 44136

                                  Attention:  General Counsel
                                  Telecopy: (440) 878-3600

                                  With a copy to:

                                  Sidley Austin Brown & Wood LLP
                                  Bank One Plaza
                                  10 S. Dearborn Street
                                  Chicago, Illinois 60603

                                  Attention:  John J. Sabl, Esq.
                                  Telecopy: (312) 853-7036

                                  SUBSIDIARY GUARANTORS

                                  CERES ADMINISTRATORS, LLC, AS A
                                  SUBSIDIARY GUARANTOR

                                  ------------------------------------------
                                  By: David Vickers
                                  Its:   Chief Financial Officer

                                  Address for notices:
                                  c/o Ceres Group, Inc.
                                  17800 Royalton Road
                                  Strongsville, Ohio 44136

                                  Attention:  General Counsel
                                  Telecopy: (440) 878-3600

                                  With a copy to:

                                  Sidley Austin Brown & Wood LLP
                                  Bank One Plaza
                                  10 S. Dearborn Street
                                  Chicago, Illinois 60603

                                  Attention:  John J. Sabl, Esq.
                                  Telecopy: (312) 853-7036 853-7036

                                  CERES HEALTH CARE, INC.,  AS A
                                  SUBSIDIARY GUARANTOR


                                  ------------------------------------------
                                  By: David Vickers
                                  Its:   Chief Financial Officer

                                  Address for notices:
                                  c/o Ceres Group, Inc.
                                  17800 Royalton Road
                                  Strongsville, Ohio 44136

                                  Attention:  General Counsel
                                  Telecopy (440) 878-3600

                                  With a copy to:

                                  Sidley Austin Brown & Wood LLP
                                  Bank One Plaza
                                  10 S. Dearborn Street
                                  Chicago, Illinois 60603

                                  Attention:  John J. Sabl, Esq.
                                  Telecopy: (312) 853-7036

                                  CONTINENTAL GENERAL CORPORATION,
                                  AS A SUBSIDIARY GUARANTOR


                                  ------------------------------------------
                                  By: David Vickers
                                  Its:   Chief Financial Officer

                                  Address for notices:
                                  17800 Royalton Road
                                  Strongsville, Ohio 44136

                                  Attention:  General Counsel
                                  Telecopy: (440) 878-3600

                                  With a copy to:

                                  Sidley Austin Brown & Wood LLP
                                  Bank One Plaza
                                  10 S. Dearborn Street
                                  Chicago, Illinois 60603

                                  Attention:  John J. Sabl, Esq.
                                  Telecopy: (312) 853-7036

                                  WESTERN RESERVE ADMINISTRATIVE SERVICES, INC., AS A SUBSIDIARY GUARANTOR


                                  ------------------------------------------
                                  By: David Vickers
                                  Its:  Chief Financial Officer

                                  Address for notices:
                                  17800 Royalton Road
                                  Strongsville, Ohio 44136

                                  Attention:  General Counsel
                                  Telecopy: (440) 878-3600

                                  With a copy to:

                                  Sidley Austin Brown & Wood LLP
                                  Bank One Plaza
                                  10 S. Dearborn Street
                                  Chicago, Illinois 60603

                                  Attention:  John J. Sabl, Esq.
                                  Telecopy: (312) 853-7036

                                  ADMINISTRATIVE AGENT


                                  NATIONAL CITY BANK, as Agent

                                  ------------------------------------------
                                  By: Michael W. Kelley
                                  Its: Vice President


                                  Address for Notices:

                                  National City Bank, as Agent
                                  155 East Broad Street
                                  Columbus, Ohio 43251-0075

                                  Attention: Michael W. Kelley
                                  Telecopy: (614) 736-6770

                                  LENDERS:


                                  NATIONAL CITY BANK, as a Lender


                                  ------------------------------------------
                                  By:  Michael W. Kelley
                                  Its: Vice President


                                  Address for Notices:

                                  National City Bank, as a Lender
                                  155 East Broad Street
                                  Columbus, Ohio 43251-0075

                                  Attention: Michael W. Kelley
                                  Telecopy: (614) 463-6770

                                  Lending Office:

                                  National City Bank
                                  155 East Broad Street
                                  Columbus, Ohio 43251-0075
                                  Attention: Michael W. Kelley
                                  Telecopy: (614) 463-6770

                                  THE CIT GROUP/EQUIPMENT FINANCING, INC., as a Lender

                                  ------------------------------------
                                  By: Dana Hammond
                                  Its:  Executive Vice President

                                  Address for Notices:

                                  The CIT Group/Equipment Financing, Inc.
                                  1540 Fountain Head Pkwy
                                  Tempe, Arizona 85282

                                  Attn:  Steve Foggatt
                                  Telecopy: (480) 379-3466

                                  With a copy to:

                                  The CIT Group/Equipment Financing, Inc.
                                  1540 Fountain Head Pkwy
                                  Tempe, Arizona 85282
                                  Attn:  Mark Saylor
                                  Telecopy: (480) 379-3466

                                  Lending Office:

                                  The CIT Group/Equipment Financing, Inc.
                                  1540 Fountain Head Pkwy
                                  Tempe, Arizona 85282

                                     ANNEX I

                                   DEFINITIONS

                  As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                  "ACCUMULATED FUNDING DEFICIENCY" has the meaning ascribed thereto in section 302(a)(2) of ERISA.

                  "ADDITIONAL PLEDGED COLLATERAL" means all shares of, and limited liability company interests in, and all securities convertible into, and warrants, options and other rights to purchase or otherwise acquire, stock of, either (i) any Person, other than a Regulated Insurance Company, that, after the Closing Date, becomes a Subsidiary of the Borrower, or (ii) any issuer of Pledged Stock, or any LLC that is acquired by the Borrower or any Subsidiary Guarantor after the Closing Date; all certificates or other instruments representing any of the foregoing; and all interest, cash, instruments and other property or Proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing.

                  "AFFILIATE" means, with respect to a specified Person, any other Person: (a) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with such Person ("control" meaning the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise), (b) which beneficially owns or holds with power to vote ten percent (10%) or more of any class of the voting stock or similar interest of such Person, (c) ten percent (10%) or more of the voting stock or similar interest of which other Person is beneficially owned or held by such Person, or (d) who is an executive officer or director of such Person or of such other Person.

                  "AGENT" means National City Bank, in its capacity as Agent for the Lenders.

                  "AGREEMENT" means this Credit and Security Agreement and any amendment, supplement or modification, if any, to this Credit and Security Agreement.

                  "ANNUAL STATEMENT" means the annual financial statement required to be filed by any Regulated Insurance Company with the Applicable Insurance Regulatory Authority.

                  "APPLICABLE INSURANCE REGULATORY AUTHORITY" means, when used with respect to any Regulated Insurance Company, the insurance department or similar administrative authority or agency located in the state in which such Regulated Insurance Company is domiciled.

                  "APPLICABLE MARGIN" means, with respect to Borrowings under Term Loan A, .50% for Prime Rate Borrowings and 3.25% for LIBOR Rate Borrowings from the Closing Date until maturity, and with respect to Borrowings under Term Loan B, 1.25% for Prime Rate Borrowings and 4.0% for LIBOR Rate Borrowings from the Closing Date through the first anniversary of the Closing Date, and 1.0% for Prime Rate Borrowings and 3.75% for LIBOR Rate Borrowings thereafter until maturity.

                  "APPROVED BANK" shall have the meaning provided in the definition of "Cash Equivalents."

                  "APPROVED COMPANY" shall have the meaning provided in the definition of "Cash Equivalents".

                  "BENCHMARK STATEMENT" shall mean, as of any date, an annual financial statement of a Regulated Insurance Companies as would be prepared as of such date utilizing substantially the same format utilized by such company in preparing its December 31, 2002 Annual Statement filed with the Applicable Insurance Regulatory Authority with respect to such company, with each page, line item and column of a Benchmark Statement to contain the same type of information, computed in the same manner, as contained in the identically numbered page, line item and column of such Annual Statement, except for such changes as may be required by Law or such Applicable Insurance Regulatory Authority.

                  "BORROWER" means Ceres Group, Inc.

                  "BORROWING" means a group of loans of a single Type made by the Lenders or as to which a single Interest Period is in effect, i.e., any group of loans made by the Lenders of a different Type, or made on a different date shall be considered to comprise a different Borrowing.

                  "BUSINESS DAY" means: (i) a day of the year on which the Agent is not required or authorized to close in Columbus, Ohio and (ii) if the applicable Business Day relates to LIBOR Rate Borrowings, a day of the year which is a Business Day described in clause (i) above and which is also a day on which dealings in Dollar deposits are carried on in the London interbank market and banks are open for business in London.

                  "CAPITALIZED LEASE OBLIGATIONS" means all obligations under Capitalized Leases of a Person in each case taken into account in the amount thereof accounted for as liabilities identified as "capitalized lease obligations" (or any similar words) on a consolidated balance sheet of such Person and its Subsidiaries, as determined on a consolidated basis in accordance with GAAP.

                  "CAPITALIZED LEASES" means, in respect of any Person, any lease of property imposing obligations on such Person, as lessee of such property, which are required in accordance with GAAP to be capitalized on a balance sheet of such Person.

                  "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. Section 9601 et seq.

                  "CERTIFICATED SECURITIES" means "certificated security" as defined in the UCC.

                  "CASH EQUIVALENTS" means (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided, that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than one year from the date of acquisition, (ii) Dollar denominated time deposits, certificates of deposit and bankers acceptances of (x) any FDIC insured bank, in amounts up to the FDIC insured limit, (y) the Agent or any bank having capital and surplus in excess of $500,000,000 or the Dollar equivalent thereof or (z) the Agent or any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof (any such bank, an "Approved Bank"), in each case with maturities of not more than one year from the date of acquisition,
         (iii) commercial paper issued by any Bank or Approved Bank or by the parent company of the Agent or any Approved Bank and commercial paper issued by, or guaranteed by, any industrial or financial company with a short-term commercial paper rating of at least A-l or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's (any such company, an "Approved Company"), or guaranteed by any industrial company with a long term unsecured debt rating of at least A or A2 or the equivalent of each thereof, from S&P or Moody's, as the case may be, and in each case maturing within one year after the date of acquisition, (iv) commercial paper of any United States municipal, state or local government rated at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's and maturing within one year after the date of acquisition, (v) any fund or funds investing solely in investments of the type described in clauses
         (i) through (iv) above, and (vi) agreements to sell and repurchase direct obligations of, or obligations that are fully guaranteed as to principal and interest by, the U.S. Treasury, such agreements to be with primary treasury dealers, to be evidenced by standard industry forms and to have maturities of not more than one year from the date of commencement of the repurchase transaction.

                  "CHANGE IN CONTROL" shall mean (a) any Person (together with its Affiliates) other than Insurance Partners and its Affiliates (collectively), shall own directly or indirectly 50% or more on a fully diluted basis of the voting or economic equity interests of the Borrower; or (b) a majority of the Board of Directors of the Borrower shall cease to consist of Continuing Directors.

                  "CHARTER DOCUMENTS" means, as to any Person (other than a natural person), the charter, certificate or articles of incorporation, by-laws, regulations, general or limited partnership agreement, certificate of limited partnership, certificate of formation, operating agreement, or other similar organizational or governing documents of such Person.

                  "CLOSING DATE" means December 23, 2003.

                  "CODE" means the Internal Revenue Code of 1986, as amended.

                  "COLLATERAL" means the assets of the Borrower and the Subsidiary Guarantors described in Section 4.1 in which a security interest or Lien is granted to the Agent for the benefit of the Lenders pursuant to Section 4.1 hereof to secure repayment of the Secured Obligations and expressly excludes any Excluded Property except to the extent provided in the definition thereof.

                  "COMMITMENT" means, with respect to National City Bank and Term Loan A, $4,000,000 and, with respect to The CIT Group/Equipment Financing, Inc. and Term Loan B, $9,000,000.

                  "CONFIDENTIALITY" has the meaning specified in Section 13.8(b) of this Agreement.

                  "CONSOLIDATED AMORTIZATION EXPENSE" means, with respect to a Person, for any period, all amortization expenses of the Borrower and its Non-Regulated Subsidiaries during such period, as determined on a consolidated basis in accordance with GAAP.

                  "CONSOLIDATED DEPRECIATION EXPENSE" means, with respect to a Person, for any period, all depreciation expenses of the Borrower and its Non-Regulated Subsidiaries during such period, as determined on a consolidated basis in accordance with GAAP.

                  "CONSOLIDATED EBIT" means, for any period, the Consolidated Net Income for such period (including available dividends) plus (a) the sum (without duplication) of the amounts taken into account for the period in determining such Consolidated Net Income of (i) Consolidated Interest Expense of the Borrower and its Non-Regulated Subsidiaries for such period, (ii) Consolidated Income Tax Expense for the Borrower and its Non-Regulated Subsidiaries for such period, (iii) amortization or write-off of deferred financing costs of the Borrower and its Non-Regulated Subsidiaries for such period, (iv) extraordinary and other non-recurring non-cash losses and charges of the Borrower and its Non-Regulated Subsidiaries for such period, and (v) losses on sales of assets (other than sales of inventory in the ordinary course of business) of the Borrower and its Non-Regulated Subsidiaries for such period ; less (b) gains on sales of assets (other than sales of inventory in the ordinary course of business) and other extraordinary or non recurring gains of the Borrower and its Non-Regulated Subsidiaries, all as determined in accordance with GAAP.

                  "CONSOLIDATED EBITDA" means, for any period, Consolidated EBIT plus (a) the sum (without duplication) of the amounts taken into account for such period in determining such Consolidated EBIT of (i) Consolidated Depreciation Expense of the Borrower and its Non-Regulated Subsidiaries for such period, (ii) Consolidated Amortization Expense of the Borrower and its Non-Regulated Subsidiaries for such period, and
         (iii) Consolidated Non-Cash Expenses of the Borrower and its Non-Regulated Subsidiaries for such period, all as determined in accordance with GAAP.

                  "CONSOLIDATED FIXED CHARGE COVERAGE RATIO" means, with respect to the Borrower, for any Testing Period, the ratio of: (x) the Consolidated EBITDA for such period to (y) the Consolidated Fixed Charges for such Testing Period, as determined on a consolidated basis in accordance with GAAP.

                  "CONSOLIDATED FIXED CHARGES" means, with respect to a Person, for any period of determination, the sum, without duplication, of: (a) the Consolidated Interest Expense of such Person and its consolidated Subsidiaries for such period, plus (b) all scheduled principal payments (including the principal payment portion of any scheduled Capitalized Lease rental payments) of such Person and its consolidated Subsidiaries made during such period.

                  "CONSOLIDATED INCOME TAX EXPENSE" means, with respect to a Person, for any period, all taxes (based on the net income of such Person and its consolidated Subsidiaries for such period) during such period (including, without limitation, any additions to such taxes and any penalties and interest with respect thereto and net of any tax refunds received during such period), all as determined on a consolidated basis in accordance with GAAP.

                  "CONSOLIDATED INDEBTEDNESS" shall mean, at any time and as to any Person, all Indebtedness for Borrowed Money of such Person and it Subsidiaries at such time determined on a consolidated basis in accordance with GAAP.

                  "CONSOLIDATED INTEREST EXPENSE" means, with respect to a Person, for any period, (a) the net amount of interest expense of such Person and its consolidated Subsidiaries for such period on the aggregate outstanding principal amount of the Indebtedness of such Person and its consolidated Subsidiaries paid in cash during such period plus (b) the interest payment portion of any Capitalized Lease rental payment of such Person and its consolidated Subsidiaries made during such period, all as determined on a consolidated basis in accordance with GAAP.

                  "CONSOLIDATED LEVERAGE RATIO" means, with respect to a Person, the ratio of (x) the Consolidated Indebtedness of such Person and its consolidated Subsidiaries for such period to (y) the Consolidated Total Capital of such Person and its consolidated Subsidiaries, as determined on a consolidated basis in accordance with GAAP.

                  "CONSOLIDATED NET INCOME" means, for any period, the sum of
         (i) the net income (or loss) of the Borrower and its consolidated Non-Regulated Subsidiaries for such period (without giving effect to dividends from its Subsidiaries that are Regulated Insurance Companies), determined in accordance with GAAP, and (ii) the dividends paid by the Subsidiaries that are Regulated Insurance Companies during such period, together with the amount of dividends that are available for payment by each Regulated Insurance Company as of the last day of such period under the dividend limitations imposed by the Applicable Insurance Regulatory Authority.

                  "CONSOLIDATED NON-CASH EXPENSES" means, with respect to a Person, for any period, the non-cash expenses of such Person and its consolidated Subsidiaries for such period (for the purposes of this definition, excluding any capitalized interest and deferred taxes), all as determined on a consolidated basis in accordance with GAAP.

                  "CONSOLIDATED POSITIVE NET EARNINGS" means with respect to a Person, for any period the consolidated net after tax income of such Person and its consolidated Subsidiaries determined on a consolidated basis in accordance with GAAP; provided that in the event the consolidated net after tax income is a negative number, for purposes of
         Section 7.4(d), consolidated net after tax income shall be deemed to be zero.

                  "CONSOLIDATED TANGIBLE NET WORTH" means, with respect to any Person, the Net Worth of such Person and its consolidated Subsidiaries determined in accordance with GAAP after appropriate deduction for any minority interests in Subsidiaries and goodwill.

                  "CONSOLIDATED TOTAL CAPITAL" means, at any time and as to any Person, (i) the sum of Consolidated Indebtedness of such Person at such time, and (ii) Consolidated Tangible Net Worth of such Person at such time.

                  "CONTINUING DIRECTORS" shall mean the directors of the Borrower on the Closing Date and each other director if such director's nomination for the election to the Board of Directors of the Borrower is recommended by a majority of the then Continuing Directors.

                  "DEFAULT UNDER ERISA" means: (a) the occurrence or existence of a material Accumulated Funding Deficiency in respect of any Employee Benefit Plan within the scope of Section 302(a) of ERISA, or (b) any failure by Borrower or any Subsidiary to make a full and timely payment of premiums required by Section 4001 of ERISA in respect of any Employee Benefit Plan which could reasonably be expected to result in a Material Adverse Effect, or (c) the occurrence or existence of any material liability under Section 4062, 4063, 4064, 4069, 4201, 4217 or 4243 of ERISA in respect of any Employee Benefit Plan, or (d) the occurrence or existence of any material breach of any other Law or regulation in respect of any such Employee Benefit Plan which could reasonably be expected to have or result in a Material Adverse Effect, or (e) the institution or existence of any action for the forcible termination of any such Employee Benefit Plan which is within the scope of
         Section 4001(a)(3) or (15) of ERISA.

                  "DISCLOSURE SCHEDULE" means the schedule which is attached hereto as Annex III and is incorporated into this Agreement, which schedule with respect to Section 5.1 and 5.5, shall be amended from time to time as necessary by the Borrower in connection with Section 3.2(a).

                  "DISTRIBUTION" means a payment made, liability incurred or other consideration (other than any stock dividend or stock split payable solely in capital stock of the Borrower) given by the Borrower for the purchase, acquisition, redemption or retirement of any capital stock (whether added to treasury or otherwise) of the Borrower or as a dividend, return of capital or other distribution in respect of the capital stock of the Borrower.

                  "DOLLARS" and the sign "$" each means lawful money of the United States.

                  "EMPLOYEE BENEFIT PLAN" means an "employee benefit plan" as defined in Section 3(3) of ERISA of the Borrower or any of its ERISA Affiliates which is subject to Title IV of ERISA including any "multiemployer plan" as defined in Section 4001(a)(3) of ERISA or any "pension plan" as defined in Section 3(2) of ERISA or any "welfare plan" as defined in Section 3(1) of ERISA of the Borrower or any Subsidiary.

                  "ENVIRONMENTAL CLAIMS" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, complaints, liens, notices of non-compliance, investigations, proceedings, consent orders or consent agreements relating in any way to any Environmental Law or any Environmental Permit, instituted by any Person, including, without limitation, (a) by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law or (b) by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health or the environment.

                  "ENVIRONMENTAL LAWS" means any federal, state or local law, regulation, ordinance, or order pertaining to the protection of the environment and the health and safety of the public, including (but not limited to) CERCLA, RCRA, the Hazardous Materials Transportation Act, 49 USC Section 1801 et seq., the Federal Water Pollution Control Act (33 USC Section 1251 et seq.), and the Toxic Substances Control Act (15 USC Section 2601 et seq.) and all similar state, regional or local laws, treaties, regulations, statutes or ordinances, common law, civil laws, or any case precedents, rulings, requirements, directives or requests having the force of Law of any foreign or domestic governmental authority, agency or tribunal, and all foreign equivalents thereof, as the same have been or hereafter may be amended, and any and all analogous future Laws, treaties, regulations, statutes or ordinances, common law, civil laws, or any case precedents, rulings, requirements, directives or requests having the force of Law of any foreign or domestic governmental authority, agency and which govern:
         (a) the existence, cleanup and/or remedy of contamination on property;
         (b) the emission or discharge of Hazardous Materials into the environment; (c) the control of hazardous wastes; (d) the use, generation, transport, treatment, storage, disposal, removal or recovery of Hazardous Materials; or (e) the maintenance and development of wetlands.

                  "ENVIRONMENTAL PERMITS" means all permits, approvals, certificates, notifications, identification numbers, licenses and other authorizations required under any applicable Environmental Laws or necessary for the conduct of business.

                  "EQUIPMENT" means "equipment" as defined in the UCC.

                  "ERISA" means the Employee Retirement Income Security Act of 1974 (Public Law 93-406), as amended, and in the event of any amendment affecting any section thereof referred to in this Agreement, that reference shall be a reference to that section as amended, supplemented, replaced or otherwise modified.

                  "ERISA AFFILIATE" means, with respect to any Person, any other Person that is under common control with such Person within the meaning of Section 4001(a)(14) of ERISA, or is a member of a group which includes such Person and which is treated as a single employer under Sections 414(b) or (c) of the Code. In addition, for provisions of this Agreement that relate to Section 412 of the Code, the term "ERISA Affiliate" of any Person shall mean any other Person aggregated with such Person under Sections 414(b), (c), (m) or (o) of the Code.

                  "ERISA REGULATOR" means any governmental agency (such as the Department of Labor, the Internal Revenue Service and the Pension Benefit Guaranty Corporation) having any regulatory authority over any Employee Benefit Plan.

                  "EUROCURRENCY LIABILITIES" has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                  "EUROCURRENCY RESERVE PERCENTAGE" means, for any Interest Period in respect of any LIBOR Rate Borrowing, as of any date of determination, the aggregate of the then stated maximum reserve percentages (including any marginal, special, emergency or supplemental reserves), expressed as a decimal, applicable to such Interest Period (if more than one such percentage is applicable, the daily average of such percentages for those days in such Interest Period during which any such percentages shall be so applicable) by the Board of Governors of the Federal Reserve System, any successor thereto, or any other banking authority, domestic or foreign, to which the Agent or any Lender may be subject in respect to eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Federal Reserve Board) or in respect of any other category of liabilities including deposits by reference to which the interest rate on LIBOR Rate Borrowings is determined or any category of extension of credit or other assets that include the LIBOR Rate Borrowings. For purposes hereof, such reserve requirements shall include, without limitation, those imposed under Regulation D of the Federal Reserve Board and the LIBOR Rate Borrowings shall be deemed to constitute Eurocurrency Liabilities subject to such reserve requirements without benefit of credits for proration, exceptions or offsets which may be available from time to time to any Lender under said Regulation D.

                  "EVENT OF DEFAULT" has the meaning specified in Section 8 of this Agreement.

                  "EXCLUDED PROPERTY" means Equipment owned by the Borrower or any Subsidiary Guarantor on the date hereof that is subject to a purchase money Lien or a Capitalized Lease Obligation (in each case as otherwise permitted by this Agreement) if the contract or other agreement in which such Lien is granted (or in the documentation providing for such Capitalized Lease Obligation) validly prohibits the creation of any other Lien on such Equipment other than the following: (a) the right to receive any payment of money (including, without limitation, general intangibles for money due or to become due); and (b) any proceeds, products, offspring, accessions, rents, profits, income, benefits, substitutions or replacements of such Equipment.

                  "FINANCIAL IMPAIRMENT" means, in respect of a Person, the distressed economic condition of such Person manifested by any one or more of the following events:

                           (a) the Person generally ceases or is generally
                  unable or admits in writing its inability, generally, to make timely payment upon the Person's debts, obligations, or liabilities as they mature or come due;

                           (b) the assignment by the Person for the benefit of
                  creditors;

                           (c) the voluntary institution by the Person of, or
                  the consent granted by the Person to the involuntary institution of (whether by petition, complaint, application, default, answer (including, without limitation, an answer or any other permissible or required responsive pleading admitting: (i) the jurisdiction of the forum or (ii) any material allegations of the petition, complaint, application, or other writing to which such answer serves as a responsive pleading thereto), or otherwise) of any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, liquidation, receivership, trusteeship, or similar proceeding pursuant to or purporting to be pursuant to any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, liquidation, receivership, trusteeship, or similar Law of any jurisdiction, in each case with respect to such Person;

                           (d) the voluntary application by the Person for or
                  consent granted by the Person to the involuntary appointment of any receiver, trustee, or similar officer (i) for the Person or (ii) of or for all or any substantial part of the Person's property; or

                           (e) the commencement or filing against a Person,
                  without such Person's application, approval or consent, of an involuntary proceeding or an involuntary petition seeking: (a) liquidation, reorganization or other relief in respect of such Person, its debts or all or a substantial part of its assets under any federal, state or foreign bankruptcy, insolvency, receivership, or similar Law now or hereafter in effect or (b) the appointment of a receiver, trustee, custodian, sequestrator, conservator (including with respect to any Regulated Insurance Company) or similar official for such Person or for a substantial part of its assets, and, in any such case, either (i) such proceeding or petition shall continue undismissed for sixty (60) days or (ii) an order or decree approving or ordering any of the foregoing shall be entered.

                  "FINANCIAL REINSURANCE AGREEMENT" means a Reinsurance Agreement covering any transaction in which any Regulated Insurance Company cedes business that does not meet the conditions for reinsurance accounting as provided by the Financial Accounting Standards Board in Statement of Financial Accounting Standards No. 113, as the same may be revised, replaced, or supplemented from time to time.

                  "GAAP" means generally accepted accounting principles as in effect from time to time.

                  "GENERAL INTANGIBLE" means "general intangible" as defined in the UCC.

                  "GUARANTEED OBLIGATIONS" has the meaning specified in Section
         10.1 of this Agreement.

                  "GUARANTOR" means a Person who pledges his credit or property in any manner for the payment or other performance of Indebtedness, agreements or other obligation of another Person including, without limitation, any guarantor (whether of collection or payment), any obligor in respect of a standby letter of credit or surety bond issued for the account of another Person, any surety, any co-maker, any endorser, and any Person who agrees conditionally or otherwise to make any loan, purchase or investment in order thereby to enable another Person to prevent or correct a default of any kind.

                  "GUARANTY" means the obligation of a Guarantor.

                  "GUARANTY OBLIGATIONS" means, with respect to any Person, without duplication, any obligation of such Person guaranteeing any Indebtedness (`primary Indebtedness") of any other Person (the `primary obligor') in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether contingent or not contingent, (a) to purchase any such primary Indebtedness or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary Indebtedness or (ii) to maintain working capital or equity capital of the primary obligor or otherwise maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary Indebtedness of the ability of the primary obligor to make payment of such primary Indebtedness, or (d) otherwise to assure or hold harmless the owner of such primary Indebtedness against loss in respect thereof; provided, however, that the term "Guaranty Obligations" shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guaranty Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary Indebtedness in respect of which such Guaranty Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

                  "HAZARDOUS MATERIAL" means: (a) any asbestos or other material composed of or containing asbestos which is, or may become, even if properly managed, friable, (b) petroleum and any petroleum product, including crude oil or any fraction thereof, and natural gas or synthetic natural gas liquids or mixtures thereof, (c) any hazardous, toxic or dangerous waste, substance or material defined as such in (or for purposes of) CERCLA or RCRA, any so-called "Superfund" or "Superlien" law, or any other applicable Environmental Laws, and (d) any other substance whose generation, handling, transportation, treatment or disposal is regulated pursuant to any Environmental Laws.

                  "HEDGE AGREEMENT" means any interest rate swap agreement, any interest rate cap agreement, any interest rate collar agreement, or similar agreement or arrangement designed to protect against fluctuations in interest rates.

                  "INDEBTEDNESS" means, with respect to any Person, without duplication, (a) Indebtedness for Borrowed Money, (b) obligations to pay the deferred purchase price of property or services, (c) obligations as lessee under leases which shall have been or should be, in accordance with GAAP, recorded as Capitalized Leases, (d) all obligations of such Person as an account party in respect of letters of credit or banker's acceptances, (e) liabilities in respect of unfunded vested benefits under plans covered by Title IV of ERISA, (f) obligations secured by any Lien (other than with respect to workers' compensation) on the properties or assets of the Person, (g) obligations of such Person in respect of currency or interest rate swap or comparable transactions and (h) obligations under direct or indirect Guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (a) through (g) above.

                  "INDEBTEDNESS FOR BORROWED MONEY" means, with respect to any Person, without duplication, all obligations of such Person for money borrowed including, without limitation, all Capitalized Leases, drafts accepted representing extensions of credit, obligations evidenced by bonds, debentures, notes or other similar instruments, and all Guaranties of such obligations.

                  "INSURANCE BUSINESS" shall mean one or more aspects of the business of selling, issuing, administering or underwriting insurance or reinsurance.

                  "INSURANCE CONTRACT" shall mean any insurance contract or policy issued by a Regulated Insurance Company but shall not include any Reinsurance Agreement or Retrocession Agreement.

                  "INSURANCE PARTNERS" means Insurance Partners, LP and Insurance Partners Offshore (Bermuda), L.P.

                  "INTELLECTUAL PROPERTY" means all inventions, designs, patents, and applications therefor, trademarks, service marks, trade names, and registrations and applications therefor, copyrights, any registrations therefor, and any licenses thereof, whether now owned or existing or hereafter arising or acquired.

                  "INTERCOMPANY LOANS" means loans by the Borrower to the Subsidiary Guarantors permitted pursuant to Section 7.3(b) of this Agreement.

                  "INTERCOMPANY PAYMENTS" means, with respect to a Subsidiary Guarantor, all amounts transferred by such Subsidiary Guarantor to the Borrower whether constituting repayment of Intercompany Loans by the Borrower to such Subsidiary Guarantor, payment in connection with the Subsidiary Guaranty of such Subsidiary Guarantor, or payment of consolidated tax liabilities attributable to the income of such Subsidiary Guarantor or payments made by Subsidiaries to the Borrower or Subsidiary Guarantor in connection with management services agreements.

                  "INTEREST PERIOD" means, for each LIBOR Rate Borrowing, the period commencing on the date of such LIBOR Rate Borrowing or the date of the Rate Conversion or Rate Continuation of any Term Borrowing into such LIBOR Rate Borrowing and ending on the numerically corresponding day of the period selected by the Borrower pursuant to the provisions hereof and each subsequent period commencing on the last day of the immediately preceding Interest Period in respect of such LIBOR Rate Borrowing and ending on the last day of the period selected by the Borrower pursuant to the provisions hereof; provided, however, that the duration of each such Interest Period shall be one, two or three months, in each case as the Borrower may select by delivery to the Agent of a Rate Conversion\Continuation Request in accordance with
         Section 2.3 of this Agreement and; provided, further, that:

                           (i) the Interest Period for each LIBOR Rate Borrowing
                  comprising part of the same Borrowing shall be of the same duration;

                           (ii) whenever the last day of any Interest Period
                  would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day; provided, however, that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the immediately preceding Business Day;

                           (iii) if the Interest Period commences on a Business
                  Day for which there is no numerical equivalent in the calendar month in which the Interest Period is to end, such Interest Period shall end on the last Business Day of that calendar month; and

                           (iv) no Interest Period may end on a date later than
                  the Term Loan Maturity Date.

                  "INVESTMENT GRADE SECURITIES" shall mean and include (i) U. S. Government Obligations (other than Cash Equivalents), (ii) debt securities or debt instruments with a rating of BBB- or higher by S&P, Baa3 or higher by Moody's, Class (2) or higher by NAIC or the equivalent of such rating by S&P, Moody's or NAIC, or if none of S&P, Moody's and NAIC shall then exist, the equivalent of such rating by any other nationally recognized securities rating agency, but excluding any debt securities or instruments constituting loans or advances among the Borrower and its Wholly-Owned Subsidiaries, and (iii) any fund investing exclusively in investments of the type described in clauses
         (i) and (ii) which funds may also hold cash pending investment and/or distribution.

                  "INVESTED ASSETS" means, at any date for the Regulated Insurance Companies (on a consolidated basis), the total amount as would be shown on line 11, page 2, column 4 of a Benchmark Statement for the Regulated Insurance Companies (on a consolidated basis) prepared as of such date.

                  "ISSUER" shall mean any issuer of Investment Grade Securities or Non-Investment Grade Securities acquired or proposed to be acquired by the Borrower or any of its Subsidiaries pursuant to this Agreement.

                  "LAW" means any law, treaty, regulation, statute or ordinance, common law, civil law, or any case precedent, ruling, requirement, directive or request having the force of law of any foreign or domestic governmental authority, agency or tribunal.

                  "LEGAL REQUIREMENT" means all applicable Laws, rules and regulations made by any governmental body or regulatory authority (including, without limitation, any Applicable Insurance Regulatory Authority) having jurisdiction over a Regulated Insurance Company.

                  "LENDERS" means National City Bank and the CIT Group/Equipment Financing Inc., together with their respective successors and assigns.

                  "LIBOR RATE BORROWING" means a Borrowing bearing interest as provided in Section 2.1(c)(iv).

                  "LIEN" shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement or any lease in the nature thereof).

                  "LLC" means each limited liability company in which the Borrower or a Subsidiary Guarantor has an interest, including those set forth on the Disclosure Schedule.

                  "LLC AGREEMENT" means each operating agreement governing an LLC, as each such agreement has heretofore been and may hereafter be amended, restated, supplemented or otherwise modified.

                  "LOAN ACCOUNT" has the meaning set forth in Section 2.1(b).

                  "LOAN DOCUMENTS" means this Agreement, any note, security agreement, or other lien instrument, reimbursement agreement, financial statement, audit report, notice, Hedge Agreement, cash management agreement, officer's certificate or other writing of any kind which is now or hereafter required to be delivered by or on behalf of the Borrower to the Agent, the Lenders (or any of their respective Affiliates) in connection with this Agreement, including, without limitation, the Term Notes.

                  "LONDON INTERBANK OFFERED RATE" means, for any Interest Period with respect to a LIBOR Rate Borrowing, the quotient (rounded upwards, if necessary, to the nearest one sixteenth of one percent (1/16th of 1%) of: (x) the per annum rate of interest, determined by the Agent in accordance with its usual procedures (which determination shall be conclusive absent manifest error) as of approximately 11:00 a.m. (London time) two Business Days prior to the beginning of such Interest Period pertaining to such LIBOR Rate Borrowing, appearing on page 3750 of the Dow Jones Telerate Screen (or any successor or substitute page of such Service, or any successor to or substitute for such Service providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Agent from time to time for purposes of providing quotations of interest rates applicable to deposits in Dollars or in the London interbank market) as the rate in the London interbank market for deposits in Dollars in immediately available funds with a maturity comparable to such Interest Period divided by (y) a number equal to 1.00 minus the Eurocurrency Reserve Percentage. In the event that such rate quotation is not available for any reason, then the rate (for purposes of clause (x) hereof) shall be the rate, determined by the Agent as of approximately 11:00 a.m. (London time) two Business Days prior to the beginning of such Interest Period pertaining to such LIBOR Rate Borrowing, to be the average (rounded upwards, if necessary, to the nearest one sixteenth of one percent (1/16th of 1%)) of the per annum rates at which deposits in Dollars in immediately available funds in an amount comparable to such LIBOR Rate Borrowing and with a maturity comparable to such Interest Period are offered to the prime banks by leading banks in the London interbank market. The London Interbank Offered Rate shall be adjusted automatically on and as of the effective date of any change in the Eurocurrency Reserve Percentage.

                  "MATERIAL ADVERSE EFFECT" means a material adverse effect on:
         (a) the business, properties, operations or condition (financial or otherwise) of the Borrower, Central Reserve Life Insurance Company, Continental General Insurance Company, and the Subsidiary Guarantors, taken as a whole, (b) the Collateral, taken as a whole, or (c) the Borrower's ability to repay the Secured Obligations, (d) the Agent's security interest and lien on any of the Collateral or the priority thereof, or (e) the legality, validity or enforceability of this Agreement, the other Loan Documents or the Lien created hereby or thereby.

                  "MATERIAL BUSINESS AGREEMENT" means each agreement of the Borrower (not including Material License Agreements) the termination of which could reasonably be expected to result in a Material Adverse Effect.

                  "MATERIAL LICENSE AGREEMENT" means each license agreement of the Borrower or any Subsidiary Guarantor in respect of Third Party Intellectual Property set forth on the Disclosure Schedule as being a license agreement the termination of which could reasonably be expected to result in a Material Adverse Effect.

                  "MAXIMUM LAWFUL RATE" has the meaning specified in Section
         13.9 of this Agreement.

                  "MULTIEMPLOYER PLAN" means any Employee Benefit Plan which is a "multiemployer plan" as such term is defined in section 4001(a)(3) of ERISA.

                  "NAIC" means the National Association of Insurance Commissioners or any successor organization thereto.

                  "NAIC TESTS" means the ratios and other financial measurements developed by the NAIC under its Insurance Regulatory Information System, as in effect from time to time.

                  "NET WORTH" means capital stock (including, without limitation, its preferred stock), capital in excess of par or stated value of shares of its capital stock (including, without limitation, its preferred stock), retained earnings and any other account which, in accordance with GAAP, constitutes stockholders equity, but excluding
         (i) any treasury stock and (ii) the effects of Financial Accounting Statement No. 115.

                  "NON-INVESTMENT GRADE SECURITIES" shall mean debt and equity securities and debt and equity instruments that do not constitute Investment Grade Securities or Cash Equivalents (but excluding any debt or equity securities or instruments constituting loans or advances among the Borrower and its Wholly-Owned Subsidiaries), it being understood that for the purposes of any determination under Section 7.3(e)(C), the amounts, if any, paid by such Regulated Insurance Company to purchase such equity securities or warrants shall be included in the principal amounts of Non-Investment Grade Securities.

                  "NON-REGULATED SUBSIDIARY" means a Subsidiary of the Borrower that is not a Regulated Insurance Company.

                  "OBLIGATIONS" means the present and future obligations the Borrower to the Lenders under this Agreement or any other Loan Document including without limitation (a) the outstanding principal and accrued interest (including interest accruing after a petition for relief under the federal bankruptcy laws has been filed) in respect of any Term Loans advanced to the Borrower by the Lenders, (b) all fees owing to the Lenders or the Agent under this Agreement and the other Loan Documents, (c) any amounts owing the Subsidiary Guarantors with respect to their guaranty of the Guaranteed Obligations owing by the Borrower to the Lenders, (d) any costs and expenses reimbursable to the Lenders or the Agent pursuant to Section 13.5 of this Agreement; and (e) Taxes, Other Taxes, compensation, indemnification obligations or other amounts owing by the Borrower to the Agent or the Lenders under this Agreement, the Term Notes or any Loan Document.

                  "OTHER TAXES" has the meaning specified in Section 12.3(c) of this Agreement.

                  "PBGC" means the Pension Benefit Guaranty Corporation or any other governmental authority succeeding to any of its functions.

                  "PERMITTED ACQUISITIONS" has the meaning specified in Section 7.3(a)(I) of this Agreement.

                  "PERMITTED SUBORDINATED INDEBTEDNESS" means Indebtedness or trust preferred stock of the Borrower or a Subsidiary the payment of which is subordinated to the payment of the Secured Obligations in writing in a manner reasonably acceptable to the Agent.

                  "PERSON" means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

                  "PLEDGED COLLATERAL" means, collectively, the Pledged Stock, the Pledged LLC Interests, all certificates or other instruments representing any of the foregoing, all Security Entitlements of the Borrower or any Subsidiary Guarantor in respect of any of the foregoing, as defined in Article 8 of the UCC, all dividends, interest distributions, cash, warrants, rights, instruments and other property or Proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing.

                  "PLEDGED LLC INTERESTS" means all of the Borrower's or any Subsidiary Guarantor's right, title and interest as a member of any LLCs listed on the Disclosure Schedule, and all of such Borrower's or Subsidiary Guarantor's right, title and interest in, to and under any LLC Agreement to which it is a party.

                  "PLEDGED STOCK" means the shares of capital stock owned by the Borrower and each Subsidiary Guarantor listed on the Disclosure Schedule.

                  "POTENTIAL DEFAULT" means an event, condition or thing which with the lapse of any applicable grace period or with the giving of notice or both, would constitute an Event of Default referred to in
         Section 8 of this Agreement and which has not been appropriately waived in writing in accordance with this Agreement or fully corrected, prior to becoming an actual Event of Default.

                  "PRIME RATE" means the rate of interest which is announced from time to time by National City Bank as its "prime rate" of interest, such rate to be adjusted automatically, without notice, as of the opening of business the effective date of any change to such rate, it being agreed that such rate is not necessarily the lowest rate of interest then available from National City Bank on fluctuating rate loans.

                  "PRIME RATE BORROWING" means a Borrowing bearing interest as provided in Section 2.1(d)(iv).

                  "PROCEEDS" means "proceeds" as defined in the UCC.

                  "PROPERTIES" has the meaning specified in Section 6.9 of this Agreement.

                  "QUARTERLY STATEMENT" means the quarterly financial statement required to be filed by any Regulated Insurance Company with the Applicable Regulatory Insurance Authority.

                  "RATABLE PORTION" means, in respect of any Lender, the quotient (expressed as a percentage) obtained at any time by dividing:
         (x) the sum of the outstanding principal balance of the Term Note payable to such Lender by (y) the sum of the aggregate amount of the outstanding principal balance of the Term Notes payable to all of the Lenders.

                  "RATE CONTINUATION" means a continuation pursuant to Section
         2.3 of this Agreement of LIBOR Rate Borrowings as LIBOR Rate Borrowings having an Interest Period of the same duration.

                  "RATE CONVERSION" means a conversion pursuant to Section 2.3 of this Agreement of Borrowings of one Type into Borrowings of another Type.

                  "RATE CONVERSION/CONTINUATION REQUEST" has the meaning specified in Section 2.3 of this Agreement.

                  "RCRA" means the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq.

                  "REGULATED INSURANCE COMPANY" means any Subsidiary of the Borrower, whether now owned or hereafter acquired, that is authorized or admitted to carry on or transact Insurance Business in any jurisdiction and is regulated by any Applicable Insurance Regulatory Authority.

                  "REINSURANCE AGREEMENT" means any agreement, contract, treaty or other arrangement whereby one or more insurers, as reinsurers, assume liabilities under insurance policies or agreements issued by another insurance or reinsurance company or companies.

                  "REPORTABLE EVENT" means any of the events set forth in
         Section 4043 of ERISA excluding those events for which the requirement of notice has been waived by the PBGC.

                  "RESPONSIBLE OFFICER" means, with respect to a Person, the Chief Executive Officer, President or Chief Financial Officer thereof.

                  "RETROCESSION AGREEMENT" shall mean any agreement, contract, treaty or other arrangement whereby one or more insurers or reinsurers, as retrocessionaires, assume liabilities of reinsurers under a Reinsurance Agreement or other retrocessionaires under another Retrocession Agreement.

                  "REQUISITE LENDERS" means, as of any date (i) the holders of at least 51% of the aggregate outstanding amount of Term Loan A and
         (ii) the holders of at least 51% of the aggregate outstanding principal amount of Term Loan B.

                  "RISK-BASED CAPITAL RATIO" means for any Person, the ratio (expressed as a percentage), at any time, of the Total Adjusted Capital (as defined by the NAIC) of such Person to the Authorized Control Level Risk Based Capital of such Person (as defined by the NAIC).

                  "RISK DERIVATIVES" shall mean Z bonds, floaters/inverse floaters, PAC II, PAC III, Ioettes, support bonds, Interest Only Investments, Principal Only Investments residuals, inverse IO's, super floaters, any other instruments with similar economic risk factors and any bonds backed in whole or in part by any of the foregoing (including component or "kitchen sink" bonds).

                  "SAP" means, with respect to any Regulated Insurance Company, the accounting procedures and practices prescribed or permitted by the Applicable Insurance Regulatory Authority of the state in which such Regulated Insurance Company is domiciled.

                  "SECURED OBLIGATIONS" means the Obligations (including the Obligations of each Subsidiary Guarantor to pay the Guaranteed Obligations).

                  "SECURITIES ACT' means the Securities Act of 1933, as amended from time to time.

                  "SECURITY ENTITLEMENT" means "security entitlement" as defined in the UCC.

                  "SOLVENT" means, with respect to any Person, as of any date of determination, that: (a) the fair value of the property of the Person as of such date is greater than the total amount of the liabilities (including contingent liabilities computed at the amount that, in light of all the facts and circumstances existing as of such date, represents the amount that can reasonably be expected to become an actual or matured liability) of the Person, (b) the present fair salable value of the assets of the Person as of such date is not less than the amount that will be required to pay the probable liabilities of the Person on its debts as they become absolute and matured, (c) the Person is able to pay all liabilities of the Person as those liabilities mature, and
         (d) the Person does not have unreasonably small capital for the business in which it is engaged or for any business or transaction in which it is about to engage. The determination of whether a Person is Solvent shall take into account all such Person's assets and liabilities regardless of whether, or the amount at which, any such asset or liability is included on a balance sheet of such Person prepared in accordance with GAAP, including assets such as contingent contribution or subrogation rights, business prospects, distribution channels and goodwill. In computing the amount of contingent or unrealized assets or contingent or unliquidated liabilities at any time, such assets and liabilities will be computed at the amounts which, in light of all the facts and circumstances existing at such time, represent the amount that reasonably can be expected to become realized assets or matured liabilities, as the case may be. In computing the amount that would be required to pay a Person's probable liability on its existing debts as they become absolute and matured, reasonable valuation techniques, including a present value analysis, shall be applied using such rates over such periods as are appropriate under the circumstances, and it is understood that, in appropriate circumstances, the present value of contingent liabilities may be zero.

                  "STATUTORY SURPLUS" mean, at any date for any Regulated Insurance Company, (a) the total amount as would be shown on line 38, page 3, column 1 of a Benchmark Statement for such Regulated Insurance Company prepared as of such date.

                  "SUBSIDIARY" means, in respect of a corporate Person, a corporation or other business entity the shares constituting a majority of the outstanding capital stock (or other form of ownership) or constituting a majority of the voting power in any election of directors (or shares constituting both majorities) of which are (or upon the exercise of any outstanding warrants, options or other rights would be) owned directly or indirectly at the time in question by such Person or another subsidiary of such Person or any combination of the foregoing.

                  "SUBSIDIARY GUARANTORS" means Ceres Administrators, LLC, a Delaware limited liability company, Ceres Health Care, Inc., a Delaware corporation, Continental General Corporation, a Nebraska corporation, and Western Reserve Administrative Services, Inc., an Ohio corporation.

                  "SUBSIDIARY GUARANTY" means the joint and several obligation of each Subsidiary Guarantor to pay the Secured Obligations of the Borrower pursuant to Section 10 of this Agreement.

                  "TERM LOAN A" means the term loan in the principal amount of $4,000,000 made by National City Bank to the Borrower.

                  "TERM LOAN B" means the term loan in the principal amount of $9,000,000 made by The CIT Group/Equipment Financing, Inc. to the Borrower.

                  "TERM LOAN MATURITY DATE" means March 1, 2007, in the case of Term Loan A, and June 1, 2008, in the case of Term Loan B.

                  "TERM LOANS" means Term Loan A and Term Loan B, and "Term Loan" means any one of them.

                  "TERM NOTE" means, with respect to each Lender, the promissory note of the Borrower payable to the order of such Lender, in substantially the form of Exhibit A-1 and Exhibit A-2 hereto, and in the original principal amount of the Commitment of such Lender, evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from the Term Loan made by such Lender to the Borrower.

                  "TESTING PERIOD" means, for any determination a single period consisting of the four consecutive fiscal quarters of the Borrower and its consolidated Subsidiaries ended on the last day of the most recently ended fiscal quarter.

                  "THIRD PARTY INTELLECTUAL PROPERTY" means any Intellectual Property not owned by the Borrower or the Subsidiary Guarantors.

                  "TYPE" means, when used in respect of any Borrowing, a LIBOR Rate Borrowing or a Prime Rate Borrowing.

                  "UCC" means the Uniform Commercial Code as from time to time in effect in the State of Ohio; provided, however, that in the event that, by reason of mandatory provisions of Law, any or all of the attachment, perfection or priority of the Agent's and the Lenders' security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of Ohio, the term "UCC" shall mean the Uniform Commercial Code as from time to time in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for the purposes of definitions related to such provisions; provided, further, that if the UCC is amended after the date hereof, such amendment will not be given effect for the purposes of this Agreement if and to the extent the result of such amendment would be to limit or eliminate any item of Collateral.

                  "U.S. GOVERNMENT OBLIGATIONS" shall mean and include (A) securities that are (x) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (y) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such

         U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt; provided, however, that (except as required by Law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depository receipt and (B) to the extent in each case having an S&P Equivalent Rating of AAA, obligations issued or guaranteed by the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association, the Government National Mortgage Association, the Student Loan Marketing Association and the Federal Home Loan Bank.

                  "WHOLLY-OWNED SUBSIDIARY" means, in respect of any Person, a Subsidiary of such Person in which such Person owns all of the outstanding capital stock (or other form of ownership) and controls all of the voting power in any election of directors or otherwise.

                                    ANNEX II
                                       TO
                          CREDIT AND SECURITY AGREEMENT


                         CONDITIONS PRECEDENT TO CLOSING





         [refer to actual Conditions Precedent Annex II attached hereto]





                                     AIV-1

                                    ANNEX III
                                       TO
                          CREDIT AND SECURITY AGREEMENT


                               DISCLOSURE SCHEDULE









              [refer to actual Disclosure Schedule attached hereto]






                                     AVII-1